Report of Independent Accountant
                        --------------------------------
                              (English translation)
                              ---------------------

                                                                   June 26, 2003

To the Board of Directors

Toyota Motor Corporation

                                         ChuoAoyama Audit Corporation

                                                Engagement
                                                Partner C.P.A

                                                Engagement
                                                Partner C.P.A

                                                Engagement
                                                Partner C.P.A

                                                Engagement
                                                Partner C.P.A

We have audited the accompanying consolidated balance sheet of Toyota Motor Corporation (the "Company") and its consolidated subsidiaries as of March 31, 2003, and the related consolidated statement of income, shareholders' equity, of cash flows and supplementary schedules for the year then ended, to be in compliance with the Article 193, paragraph 2 of the Security stock Exchange Law. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in Japan, which require that we perform the audit to obtain reasonble assurance about whether the financial statements are free to material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly the consolidated financial position of Toyota Motor Corporation and its consolidated subsidiaries as of March 31, 2003, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in Japan.
We have no interest in or relationship with the company which is required to be disclosed pursuant to the provisions of the Certified Public Accountant Law of Japan.

5.  The Context of Accounting



 1 Principle for the consolidated financial statements and the financial statements
   (1) Toyota Motor Corporation ("TMC") prepares its consolidated financial statements in accordance with the "Regulations Concerning the Terminology, Forms and Preparation Methods of Consolidated Financial Statements"(1976 - the ministerial ordinance of Ministry of Finance No. 28, "Regulations Concerning the Consolidated Financial Statements").
     The consolidated financial statements as of and for the year ended March 31, 2002, have been prepared in accordance with the Regulations Concerning the Consolidated Financial Statements before amendment, and the consolidated financial statements as of and for the year ended March 31, 2003, have been prepared in accordance with the Regulations Concerning the Consolidated Financial Statements after amendment.

   (2) TMC prepares its unconsolidated financial statements in accordance with the "Regulations Concerning the Terminology, Forms and Preparation Methods of Financial Statements"(1963 - the ministerial ordinance of Ministry of Finance No. 59, "Regulations Concerning the Financial Statements").
     The unconsolidated financial statements as of and for the year ended March 31, 2002, have been prepared in accordance with the Regulations Concerning the Financial Statements before amendment, and the unconsolidated financial statements as of and for the year ended March 31, 2003, have been prepared in accordance with the Regulations Concerning the Financial Statements after amendment.

 2  Audit Certification
     In compliance with Article 193, paragraph 2 of the Securities and Exchange Law, the accompanying consolidated and unconsolidated financial statements as of and for the year ended March 31, 2003 and 2002, respectively, have been audited by ChuoAoyama Audit Corporation in Japan.

1. Consolidated Financial Statements and Other Information
   (1) Consolidated Financial Statements

     (a) Consolidated Balance Sheets


--------------------------------------------------------------------------------------------------------------------
                                                      FY 2002                               FY 2003
                                                   March 31, 2002                        March 31, 2003
--------------------------------------------------------------------------------------------------------------------
               Item               Notes      Yen in millions       Percentage      Yen in millions       Percentage
--------------------------------------------------------------------------------------------------------------------
(Assets)
1 Current assets
    1. Cash and deposits                                  707,233                               620,870
    2. Trade notes and accounts
       receivable                                       1,561,623                             1,583,393
    3. Marketable securities                            1,605,460                             1,661,978
    4. Inventories                                      1,022,718                             1,072,947
    5. Installment credits from
       dealers                                          3,334,357                             3,430,444
    6. Short-term loans            *6                   1,192,054                             1,558,161
    7. Deferred income taxes                              379,668                               413,039
    8. Other current assets                               718,693                               826,442
    9. Less: allowance for
       doubtful accounts                                 (110,843)                             (147,670)
                                                    ----------------
          Total current assets                         10,410,966      52.3                  11,019,607      53.1


2 Fixed assets
  (1) Property, plant and equipment*1
    1. Buildings and structures                         1,230,871                             1,253,674
    2. Machinery and equipment                          1,179,305                             1,163,778
    3. Vehicles and delivery
       equipment                   *2                   1,269,275                             1,238,252
    4. Land                                             1,070,869                             1,097,189
    5. Construction in progress                           270,497                               232,966
    6. Other property, plant
       and equipment                                      416,958                               521,123
                                                    ----------------                      ----------------
          Total property, plant
          and equipment                                 5,437,777      27.4                   5,506,985      26.6
(2) Intangible fixed assets
    Software                                                4,328                                 5,123
                                                    ----------------                      ----------------
          Total intangible
          fixed assets                                      4,328       0.0                       5,123       0.0
(3) Investments and other
    assets
    1. Investments in securities   *3                   2,642,122                             2,695,939
    2. Long-term loans receivable                         796,349                               757,922
    3. Deferred income taxes                              465,193                               446,123
    4. Other investments and
       other assets                                       159,450                               335,618
    5. Less: allowance for
       doubtful accounts                                  (27,251)                              (24,934)
                                                    ----------------                      ----------------
          Total investments and
          other assets                                  4,035,865      20.3                   4,210,669      20.3
                                                    ----------------                      ----------------
          Total fixed assets                            9,477,970      47.7                   9,722,778      46.9
                                                    ----------------                      ----------------
          Total assets                                 19,888,937     100.0                  20,742,386     100.0
                                                    ----------------                      ----------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                     FY 2002                                FY 2003
                                                  March 31, 2002                        March 31, 2003
--------------------------------------------------------------------------------------------------------------------
              Item              Notes       Yen in millions       Percentage      Yen in millions       Percentage
--------------------------------------------------------------------------------------------------------------------
(Liabilities)
1 Current liabilities
    1. Trade notes and
       accounts payable                                1,483,170                             1,582,245
    2. Current portion of
       bonds                                           1,020,930                             1,124,035
    3. Short-term borrowings                           1,104,365                               966,243
    4. Commercial papers                                       -                             1,080,613
    5. Accrued expenses and
       other accounts payables                         1,203,969                             1,356,294
    6. Income taxes payable                              339,304                               317,194
    7. Deferred income taxes                               1,769                                 1,570
    8. Allowance for product
       warranties                                        229,246                               244,552
    9. Allowance for employee
       bonus                                              35,838                                36,026
   10. Other current
       liabilities                                     1,764,476                               848,764
                                                    ---------------                       ---------------
          Total current liabilities                    7,183,071      36.1                   7,557,541       36.4


2 Long-term liabilities
    1. Bonds                                           3,132,372                             3,520,344
    2. Convertible bonds                                  13,308                                     -
    3. Long-term borrowings                              481,007                               573,767
    4. Deferred income taxes                             398,273                               410,330
    5. Allowance for
       retirement benefits                               769,714                               639,708
    6. Other long-term
       liabilities                                       121,897                                84,218
                                                    ---------------                       ---------------
          Total long-term liabilities                  4,916,572      24.8                   5,228,369       25.2
                                                    ---------------                       ---------------
          Total liabilities                           12,099,644      60.9                  12,785,911       61.6


(Minority interest in
consolidated subsidiaries)
          Minority interest in
          consolidated                                   464,220       2.3                     496,207        2.4
          subsidiaries
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                     FY 2002                                FY 2003
                                                  March 31, 2002                        March 31, 2003
--------------------------------------------------------------------------------------------------------------------
              Item              Notes       Yen in millions       Percentage      Yen in millions       Percentage
--------------------------------------------------------------------------------------------------------------------
   (Shareholders' equity)

  1 Common stock                                         397,049       2.0                           -          -
  2 Capital reserve                                      415,150       2.1                           -          -
  3 Consolidated earned surplus                        6,527,956      32.8                           -          -
  4 Unrealized gain on other
     securities, net                                     152,809       0.8                           -          -
  5 Translation adjustments                               22,855       0.1                           -          -
                                                    ---------------                       ---------------
                                                       7,515,821      37.8                           -          -
  6 Less: treasury stock                                (157,766)     -0.8                           -          -
  7 Less: Treasury stock held
     by consolidated
     subsidiaries                                        (32,983)     -0.2                           -          -
                                                    ---------------                       ---------------
          Total shareholders'                          7,325,072      36.8                           -          -
          equity
                                                    ---------------                       ---------------

  1 Common stock                  *4                           -         -                     397,049        1.9
  2 Capital surplus                                            -         -                     418,401        2.0
  3 Retained earnings                                          -         -                   7,219,896       34.8
  4 Unrealized gain on other
     securities, net                                           -         -                      78,630        0.4
  5 Translation adjustments                                    -         -                    (112,350)      -0.5
  6 Less: treasury stock          *5                           -         -                    (541,360)      -2.6
                                                    ---------------                       ---------------
          Total shareholders'
          equity                                               -         -                   7,460,267       36.0
                                                    ---------------                       ---------------

          Total liabilities,
          minority interest
          in consolidated
          subsidiaries and
          shareholders' equity                        19,888,937     100.0                  20,742,386      100.0
                                                    ---------------                       ---------------
--------------------------------------------------------------------------------------------------------------------

(c) Consolidated Statements of Capital Surplus and Retained Earnings

--------------------------------------------------------------------------------------------------------------------
                                                                FY2002                          FY2003
                                                       For the year ended March        For the year ended March
                                                               31,2002                         31,2003
--------------------------------------------------------------------------------------------------------------------
                    Item                     Notes         Yen in millions                 Yen in millions
--------------------------------------------------------------------------------------------------------------------
  1 Consolidated earned surplus at                                      6,162,656                               -
     beginning of year
  2 Decrease in consolidated earned surplus
    1. Dividends                                           98,638                               -
    2. Bonuses to directors and corporate
       auditors                                             2,050                               -
    3. Decrease resulting from increase in
       consolidated subsidiaries                           16,742                               -
    4. Decrease resulting from decrease in
       consolidated subsidiaries                            3,874                               -
    5. Decrease resulting from share
       retirement by the parent company                   129,218         250,524               -               -
                                                   -----------------               -----------------
  3 Net income                                                            615,824                               -
                                                                   -----------------               -----------------
  4 Consolidated earned surplus at end of
     year                                                               6,527,956                               -
                                                                   -----------------               -----------------

  (Capital surplus)

  1 Capital surplus at beginning of year
        Capital reserve at beginning of
        year                                                    -               -         415,150         415,150
                                                   -----------------               -----------------
  2 Increase in capital surplus
    1. Gain on disposal of treasury stock                       -                           1,430
    2. Increase resulting from exchange of
       shares                                                   -               -           1,820           3,251
                                                   -----------------------------------------------------------------
  3 Capital surplus at end of year                                              -                         418,401
                                                                   -----------------               -----------------

  (Retained earnings)

  1 Retained earnings at beginning of year
        Consolidated earned surplus at
        beginning of year                                       -               -       6,527,956       6,527,956
                                                   -----------------               -----------------
  2 Increase in retained earnings
    1. Net income                                               -                         944,671
    2. Increase resulting from decrease in
       consolidated subsidiaries                                -                           3,804
    3. Increase resulting from increase in
       affiliates accounted for under the
       equity method                                            -               -             166         948,642
                                                   -----------------               -----------------
  3 Decrease in retained earnings
    1. Dividends                                                -                         109,330
    2. Bonuses to directors and corporate
       auditors                                                 -                           2,316
    3. Decrease resulting from increase in
       consolidated subsidiaries                                -                           2,062
    4. Decrease resulting from share
       retirement by the parent company                         -               -         142,992         256,702
                                                   -----------------------------------------------------------------
  4 Retained earnings at end of year                                            -                       7,219,896
                                                                   -----------------               -----------------
--------------------------------------------------------------------------------------------------------------------

     (d) Consolidated Statement of Cash Flows

-------------------------------------------------------------------------------------------------------------------
                                                                         FY2002                   FY2003
                                                                    For the year ended      For the year ended
                                                                      March 31, 2002          March 31, 2003
-------------------------------------------------------------------------------------------------------------------
                           Item                           Notes      Yen in millions         Yen in millions
-------------------------------------------------------------------------------------------------------------------
  1  Cash flows from operating activities
     1.  Income before income taxes and minority                             1,113,524                1,649,318
         interest in consolidated subsidiaries

     2.  Depreciation                                                          803,607                  851,634
     3.  Losses on disposal of fixed assets                                     52,637                   53,863

     4.  Increase (decrease) in allowance for                                  131,187                 (113,478)
         retirement benefits
     5.  Interest and dividend income                                          (55,649)                 (53,280)
     6.  Interest expenses                                                      31,990                   29,547
     7.  Equity in earnings of affiliates                                      (15,046)                 (81,966)
     8.  Increase in trade notes and accounts receivable                      (583,422)                (357,746)
     9.  Increase in loans  receivable  of  consolidated                       (91,321)                (407,186)
         finance subsidiaries
     10. (Increase) decrease in inventories                                     11,512                  (25,842)
     11. Increase in trade notes and accounts payable                           14,686                  108,611
     12. Other                                                                (174,576)                 294,123
                                                          ---------------------------------------------------------
                           Subtotal                                          1,239,130                1,947,598

     13. Interests and dividends received                                       68,454                   69,766
     14. Interests paid                                                        (31,475)                 (30,084)
     15. Income taxes paid                                                    (516,959)                (657,808)

-------------------------------------------------------------------------------------------------------------------
      Cash flows from operating activities                                     759,149                1,329,472
-------------------------------------------------------------------------------------------------------------------

  2  Cash flows from investing activities

     1.  Net (increase) decrease in time deposits                               34,828                  (32,195)
     2.  Purchases of marketable securities and
         investments in securities                                            (667,893)              (1,111,584)
     3.  Proceeds from sales of marketable securities
         and investments in securities                                         159,139                  208,776
     4.  Proceeds on maturity of marketable securities
         and investments in securities                                         604,080                  723,981
     5.  Additions to property, plant and equipment
         (excluding vehicles for lease)                                       (961,402)              (1,012,803)
     6.  Additions to vehicles for lease                                      (566,690)                (540,945)
     7.  Proceeds from sales of property, plant and
         equipment (excluding vehicles for lease)                               65,119                   64,074
     8.  Proceeds from sales of vehicles for lease                             408,422                  283,840
     9.  Other                                                                 (29,635)                  31,042
-------------------------------------------------------------------------------------------------------------------
      Cash flows from investing activities                                    (954,031)              (1,385,814)
-------------------------------------------------------------------------------------------------------------------

  3  Cash flows from financing activities

     1.  Net increase (decrease) in short-term                                  26,112                 (202,190)
         borrowings
     2.  Net increase in commercial papers                                      78,331                  179,453
     3.  Proceeds from origination of long-term                                261,823                  189,693
         borrowings
     4.  Payments for long-term borrowings                                    (293,559)                (144,933)
     5.  Proceeds from issuance of bonds                                     1,493,896                1,564,564
     6.  Payments for redemption of bonds                                     (830,294)                (984,848)
     7.  Purchase of treasury stock                                           (282,849)                (454,611)
     8.  Dividends paid                                                        (98,638)                (109,330)
     9.  Other                                                                  (6,816)                  (4,241)
-------------------------------------------------------------------------------------------------------------------
      Cash flows from financing activities                                     348,005                   33,555
-------------------------------------------------------------------------------------------------------------------

  4  Effect of exchange rate changes on cash and cash
     equivalents                                                                32,375                  (42,098)
-------------------------------------------------------------------------------------------------------------------

  5  Net increase (decrease) in cash and cash
     equivalents                                                               185,499                  (64,884)
-------------------------------------------------------------------------------------------------------------------

  6  Cash and cash equivalents at beginning of year                          1,507,280                1,688,126
-------------------------------------------------------------------------------------------------------------------

  7  Decrease in cash and cash equivalents due to
     changes in scope of consolidated subsidiaries                              (4,654)                       -
-------------------------------------------------------------------------------------------------------------------

  8  Cash and cash equivalents at end of year                                1,688,126                1,623,241
                                                          ---------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

Notes to Consolidated Financial Statements

   Significant Matters for Preparation of Consolidated Financial Statements


------------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
            For the year ended March 31, 2002                         For the year ended March 31, 2003
------------------------------------------------------------------------------------------------------------------------
1.  Scope of Consolidation                                    1.  Scope of Consolidation
    Number of consolidated subsidiaries: 564                      Number of consolidated subsidiaries: 581
    (1) Number of  consolidated  subsidiaries in Japan: 355       (1) Number of consolidated  subsidiaries in Japan: 355
        Tokyo Toyota Motor Co., Ltd.                                  Tokyo Toyota Motor Co., Ltd.
        Tokyo Toyo-Pet Motor Sales Co., Ltd.                          Tokyo Toyo-Pet Motor Sales Co., Ltd.
        Osaka Toyopet Co., Ltd.                                       Osaka Toyopet Co., Ltd.
        Toyota Tokyo Corolla Co., Ltd.                                Toyota Tokyo Corolla Co., Ltd.
        Hino Motors, Ltd.                                             Hino Motors, Ltd.
        Toyota Motor Kyushu, Inc.                                     Toyota Motor Kyushu, Inc.
        Daihatsu Motor Co., Ltd.                                      Daihatsu Motor Co., Ltd.
        Toyota Motor Hokkaido, Inc.                                   Toyota Motor Hokkaido, Inc.
        Toyota Auto Body Co., Ltd.                                    Toyota Auto Body Co., Ltd.
        Kanto Auto Works, Ltd.                                        Kanto Auto Works, Ltd.
        Araco Corporation                                             Araco Corporation
        Toyota Financial Services Corporation                         Toyota Financial Services Corporation
        Toyota Finance Corporation                                    Toyota Finance Corporation
        Others                                                        Others

    (2) Number of overseas consolidated subsidiaries: 209     (2) Number of overseas consolidated subsidiaries: 226
        Toyota Motor North America, Inc.                          Toyota Motor North America, Inc.
        Toyota Motor Sales, U.S.A., Inc.                          Toyota Motor Europe n.v./s.v.
        Toyota Motor Europe Marketing & Engineering               Toyota Motor Sales, U.S.A., Inc.
          n.v./s.a.                                               Toyota Motor Marketing Europe n.v./s.a.
        Toyota Deutschland G.m.b.H.                               Toyota Deutschland G.m.b.H.
        Toyota (GB) PLC                                           Toyota France S.A.
        Toyota Motor Manufacturing, North America, Inc.           Toyota Motor Italia S.p.A.
        Toyota Motor Manufacturing, Kentucky, Inc.                Toyota (GB) PLC
        Toyota Motor Manufacturing, Indiana, Inc.                 Toyota Motor Manufacturing, North America, Inc.
        Toyota Motor Manufacturing Canada Inc.                    Toyota Motor Manufacturing, Kentucky, Inc.
        Toyota Motor Europe Manufacturing n.v./s.a.               Toyota Motor Manufacturing, Indiana, Inc.
        Toyota Motor Manufacturing (UK) Ltd.                      Toyota Motor Manufacturing Canada Inc.
        Kuozui Motors Ltd.                                        Toyota Motor Engineering & Manufacturing
        Toyota Motor Thailand Co., Ltd.                             Europe n.v./s.a.
        Toyota Motor Corporation Australia Ltd.                   Toyota Motor Manufacturing (UK) Ltd.
        Toyota Motor Credit Corporation                           Toyota South Africa Motors (Pty) Ltd.
        Toyota Credit Canada Inc.                                 Kuozui Motors Ltd.
        Toyota Kreditbank G.m.b.H.                                Toyota Motor Thailand Co., Ltd.
        Toyota Motor Finance (Netherlands) B.V.                   Toyota Motor Corporation Australia Ltd.
        Toyota Financial Services (UK) PLC                        Toyota Motor Credit Corporation
        Toyota Finance Australia Ltd.                             Toyota Credit Canada Inc.
        Others                                                    Toyota Kreditbank G.m.b.H.
                                                                  Toyota Motor Finance (Netherlands) B.V.
                                                                  Toyota Financial Services (UK) PLC
                                                                  Toyota Finance Australia Ltd.
                                                                  Others
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                         FY2002                                                       FY2003
            For the year ended March 31, 2002                            For the year ended March 31, 2003
------------------------------------------------------------------------------------------------------------------------

     During this fiscal year, 146 companies, including              During this fiscal year, 41 companies, including
     Hino Motors, Ltd., newly became subsidiaries of                Toyota Motor Europe n.v./s.v., newly became
     Toyota Motor Corporation ("TMC") and were                      subsidiaries of Toyota Motor Corporation ("TMC")
     consolidated. Subsidiaries excluded from the scope             and were consolidated. Subsidiaries excluded from
     of consolidation included (i) 11 companies,                    the scope of consolidation included (i) 6
     including Toyota L&F Tokyo Co., that ceased to be              companies, including Toyota Kyoei Service Co.,
     subsidiaries of TMC due to decreases in                        Ltd., that ceased to be subsidiaries of TMC due to
     shareholding ratios resulting from sales of their              decreases in shareholding ratios resulting from
     respective voting shares or other reasons; (ii) 8              sales of their respective voting shares or other
     companies, including Toyota Industrial Equipment               reasons; (ii) 12 companies, including Toyota Media
     Europe s.a.r.l., in which TMC no longer holds any              Station Inc., that were liquidated; and (iii) 6
     voting stake as a result of selling all of their               companies, including Toyota Modellista Fukuoka
     shares; (iii) 5 companies, including Istarsystems,             Corporation, that were merged into other
     Inc., that were liquidated; and (iv) 3 companies,              consolidated subsidiaries.
     including Toyota Soft Engineering Inc., that were
     merged into other consolidated subsidiaries.


2.   Application of Equity Method                             2.    Application of Equity Method
     (1) Number of affiliates accounted for                         (1) Number of affiliates accounted for
         under the equity method: 50                                    under the equity method: 51
        (a) Number of domestic affiliates accounted for                (a) Number of domestic affiliates accounted for
            under the equity method: 35                                    under the equity method: 34
            Toyota Industries Corporation                                  Toyota Industries Corporation
            Aichi Steel Corporation                                        Aichi Steel Corporation
            Toyoda Machine Works, Ltd.                                     Toyoda Machine Works, Ltd.
            Toyota Tsusho Corporation                                      Toyota Tsusho Corporation
            Aisin Seiki Co., Ltd.                                          Aisin Seiki Co., Ltd.
            Denso Corporation                                              Denso Corporation
            Toyoda Gosei Co., Ltd.                                         Toyoda Gosei Co., Ltd.
            Aisin AW Co., Ltd.                                             Aisin AW Co., Ltd.
            Aioi Insurance Co., Ltd.                                       Aioi Insurance Co., Ltd.
            Others                                                         Others


        (b) Number of overseas affiliates accounted for                 (b) Number of overseas affiliates accounted for
            under the equity method: 15                                     under the equity method: 17

            New United Motor Manufacturing, Inc.                            New United Motor Manufacturing, Inc.
            Others                                                          Toyota Canada Inc.
                                                                            Others


        From this fiscal year, 2 affiliates, including                   From this fiscal year, 6 affiliates, including
        Taiho Kogyo Co., Ltd. were accounted for under                   Tianjin Toyota Motor Co., Ltd. were accounted for
        the equity method in consideration of their                      under the equity method in consideration of their
        materiality. In addition, 3 companies previously                 materiality. In addition, 4 companies previously
        accounted as equity method affiliates, including                 accounted as equity method affiliates, including
        Hino Motors, Ltd., have newly become subsidiaries                Toyota Woodyou Home Corporation and Toyota Espana
        of TMC and have consequently been consolidated.                  S.L., have newly become subsidiaries of TMC and
                                                                         have consequently been consolidated. Jeco Co.,
                                                                         Ltd. was no longer accounted for under the equity
                                                                         method in consideration of its materiality,
                                                                         resulting from the sale of its shares




     (2) Number of unconsolidated subsidiaries and                  (2) Number of unconsolidated subsidiaries and
         affiliates not accounted for under the equity                  affiliates not accounted for under the equity
         method                                                         method

         Affiliates: 189, including Aisin Takaoka Co.,                  Affiliates: 182, including Aisin Takaoka Co.,
         Ltd.                                                           Ltd.

     (3) Affiliates not accounted for under the equity method       (3) Affiliates not accounted for under the equity method
         are all insignificant in terms of their net income             are all insignificant in terms of their net income
         (loss), legal reserve and retained earnings, and               (loss), legal reserve and retained earnings, and
         impact on the consolidated financial statements                impact on the consolidated financial statements
         is immaterial.                                                 is immaterial.

-------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
            For the year ended March 31, 2002                         For the year ended March 31, 2003
--------------------------------------------------------------------------------------------------------------------
3.   Fiscal Year Ends of Consolidated Subsidiaries            3.    Fiscal Year Ends of Consolidated Subsidiaries
     (1) The fiscal year ends of the following                      (1) The fiscal year ends of the following
         consolidated subsidiaries differ from that of                  consolidated subsidiaries differ from that of
         TMC, which is March 31. During this fiscal year,               TMC, which is March 31.
         94 subsidiaries, including Toyota Motor Europe
         Manufacturing n.v./s.a., changed their fiscal                  A total of 39 subsidiaries whose fiscal year
         year ends from December 31 to March 31. As a                   ends on December 31 includes:
         result, the fiscal years of these subsidiaries
         lasted 15 months. The impact, however, on the                     OOO Toyota Motor
         consolidated financial statements, was                            Tianjin Toyota Forging Co., Ltd.
         immaterial.                                                       Tianjin Fengjin Auto Parts Co., Ltd.
                                                                           Toyota Motor (China) Investment Co., Ltd.
         A total of 34 subsidiaries whose fiscal year ends                 Toyota Motor Technical Center (China) Co.,
         on December 31 includes:                                          Ltd.
                                                                           Toyota Motorsport GmbH
        Toyota Motor Italia S.p.A.
        OOO Toyota Motor                                                In addition, the following subsidiaries' fiscal
        Toyota Motor Thailand Co., Ltd.                                 years end on the date specified in parentheses:
        Siam Toyota Manufacturing Co., Ltd.
        Tianjin Toyota Forging Co., Ltd.                                  Fahren Miyagi Co., Ltd. (April 30)
        Tianjin Fengjin Auto Parts Co., Ltd.                              Itagaki Syouji Co., Ltd. (June 30)
        Toyota Motor (China) Investment Co., Ltd.                         Itagaki Kousan Co., Ltd. (September 30)
        Toyota Motor Technical Center (China) Co., Ltd.
        Toyota Motorsport GmbH

     (2) Of the above subsidiaries, 13 subsidiaries whose           (2) Of the above subsidiaries, Fahren Miyagi Co.,
         fiscal years end on December 31, including Toyota              Ltd (whose fiscal year ends on April 30),
         Motor Thailand Co., Ltd., were consolidated based              Itagaki Syouji Co., Ltd (whose fiscal year ends
         on the amounts for a year ended March 31 prepared              on June 30), Itagaki Kousan Co., Ltd (whose
         for the purpose of consolidation.  In addition,                fiscal year ends on September 30) and 10 other
         21 subsidiaries, including OOO Toyota Motor, were              subsidiaries whose fiscal years end on December
         consolidated based on their respective financial               31, including Banco Toyota do Brasil S.A., were
         statements.                                                    consolidated based on the amounts for a year
                                                                        ended March 31 prepared for the purpose of
                                                                        consolidation. In addition, 29 subsidiaries,
                                                                        including OOO Toyota Motor, were consolidated based
                                                                        on their respective financial statements.

4.   Significant Accounting Policies                          4.    Significant Accounting Policies
     (1) Valuation of assets                                        (1) Valuation of assets

        (a) Securities                                                 (a) Securities

            Securities with fair value                                     Securities with fair value

               Principally stated at fair value based on                      Principally stated at fair value based on
               market prices at end of fiscal year.                           market prices at end of fiscal year.
               (Unrealized holding gains and losses are                       (Unrealized holding gains and losses are
               accounted for as a component of                                accounted for as a component of
               shareholders' equity; cost of sales is                         shareholders' equity; cost of sales is
               determined using the moving average method.)                   determined using the moving average
                                                                              method.)
            Securities not practicable to fair value                       Securities not practicable to fair value

               Principally stated at cost using the moving                    Principally stated at cost using the
               average method.                                                moving average method.

        (b) Derivatives                                                (b) Derivatives

            Principally stated at fair value.                              Principally stated at fair value.

        (c) Money trusts for trading purposes                          (c) Money trusts for trading purposes
             Stated at fair value.                                          Stated at fair value.

        (d) Inventories                                                (d) Inventories

            TMC and domestic consolidated subsidiaries                     TMC and domestic consolidated subsidiaries

               Principally stated at cost, as determined                      Principally stated at cost, as determined
               using the periodic average method or the                       using the periodic average method or the
               specific identification method.                                specific identification method.

            Overseas consolidated subsidiaries                             Overseas consolidated subsidiaries

               Principally stated at the lower of cost or                     Principally stated at the lower of cost or
               market value based on the specific                             market value based on the specific
               identification method, first-in-first-out                      identification method, first-in-first-out
               method or last-in-first-out method.                            method or last-in-first-out method.
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
            For the year ended March 31, 2002                         For the year ended March 31, 2003
--------------------------------------------------------------------------------------------------------------------
  (2) Depreciation and amortization                         (2) Depreciation and amortization

      (a)Depreciation of property, plant and equipment          (a)Depreciation of property, plant and equipment

         TMC and domestic consolidated subsidiaries:               TMC and domestic consolidated subsidiaries:

          Principally computed using the declining                  Principally computed using the declining
          balance method. The determination of useful               balance method. The determination of useful
          life and residual value is based on the same              life and residual value is based on the same
          standards as in the Corporation Tax Laws of               standards as in the Corporation Tax Laws of
          Japan.                                                    Japan.

          Buildings and structures, machinery and                   Buildings and structures, machinery and
          equipment, vehicles and delivery equipment                equipment, vehicles and delivery equipment
          and other property, plant and equipment of                and other property, plant and equipment of
          TMC are depreciated to their actual residual              TMC is depreciated to their actual residual
          value after they have been depreciated to                 value after they have been depreciated to
          their depreciable limit under the Corporation             their depreciable limit under the
          Tax Laws of Japan.                                        Corporation Tax Laws of Japan.

         Overseas consolidated subsidiaries:                       Overseas consolidated subsidiaries:

          Principally computed using the straight-line              Principally computed using the straight-line
          method.                                                   method.

      (b)Amortization of intangible fixed assets                (b)Amortization of intangible fixed assets

          Software for internal use is amortized over               Software for internal use is amortized over
          its estimated useful life of 5 years using                its estimated useful life of 5 years using
          the straight-line method.                                 the straight-line method.

   (3) Accounting for deferred assets                        (3) Accounting of deferred assets

          Organization expenses, business commencement              Organization expenses, business commencement
          expenses, share issuance expenses, bond                   expenses, share issuance expenses, bond
          issuance expenses and bond discounts are                  issuance expenses and bond discounts are
          expensed when the payment is made.                        expensed when the payment is made.

   (4) Significant allowances                                (4) Significant allowances

      (a)Allowance for doubtful accounts                        (a)Allowance for doubtful accounts

         TMC:                                                      TMC:
          To prepare for losses from uncollectible                  To prepare for losses from uncollectible
          receivables, allowance for doubtful accounts              receivables, allowance for doubtful accounts
          is provided in an amount equivalent to the                is provided in an amount equivalent to the
          maximum limit deductible for tax purposes                 maximum limit deductible for tax purposes
          which is determined by the Corporation Tax                which is determined by the Corporation Tax
          Laws or an amount determined by considering               Laws or an amount determined by considering
          the collectibility of receivable                          the collectibility of receivable

         Consolidated subsidiaries:                                Consolidated subsidiaries:

          Principally computed based on the maximum                 Principally computed based on the maximum
          limit deductible for tax purposes which is                limit deductible for tax purposes which is
          determined by the Corporation Tax Laws or                 determined by the Corporation Tax Laws or
          the historical loss experience.                           the historical loss experience.

      (b)Allowance for product warranties                       (b)Allowance for product warranties

          To prepare for expenses related to after-sale             To prepare for expenses related to after-sale
          services, allowance for product warranty is               services, allowance for product warranty is
          provided based on the terms of the warranties             provided based on the terms of the warranties
          and historical experience.                                and historical experience.

      (c)Allowance for employee bonuses                         (c)Allowance for employee bonuses

          To provide for employee bonuses, some of the              To provide for employee bonuses, some of the
          consolidated subsidiaries accrue part of the              consolidated subsidiaries accrue part of the
          estimated bonus payments for the following                estimated bonus payments for the following
          fiscal year which are attributed to the fiscal            fiscal year which are attributed to the fiscal
          year.                                                     year.

      (d)Allowance for retirement benefits                      (d)Allowance for retirement benefits

          Principally to provide for the retirement                 Principally to provide for the retirement
          benefits for employees, including those                   benefits for employees, including those
          already retired, allowance for retirement                 already retired, allowance for retirement
          benefits obligations deemed to have been                  benefits obligations deemed to have been
          incurred during the current fiscal year is                incurred during the current fiscal year is
          stated based on estimated retirement benefit              stated based on estimated retirement benefit
          obligations and estimated pension assets at               obligations and estimated pension assets at
          the end of the fiscal year.                               the end of the fiscal year.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
            For the year ended March 31, 2002                         For the year ended March 31, 2003
--------------------------------------------------------------------------------------------------------------------
   (5) Accounting for Lease Transactions                   (5) Accounting for Lease Transactions

          Finance lease transactions other than                 Finance lease transactions other than
          those which are deemed to transfer the                those which are deemed to transfer the
          ownership of the leased assets to                     ownership of the leased assets to
          lessees are accounted for by a method                 lessees are accounted for by a method
          similar to that used for ordinary                     similar to that used for ordinary
          operating lease transactions.                         operating lease transactions.


   (6) Accounting for Hedges                               (6) Accounting for Hedges

          Gains or losses arising from changes in               Gains or losses arising from changes in
          fair value of the derivatives designed                fair value of the derivatives designed
          as "hedging instruments" are deferred as              as "hedging instruments" are deferred as
          assets or liabilities, or those                       assets or liabilities, or those
          derivatives are used for valuating                    derivatives are used for valuating
          hedged assets or liabilities.                         hedged assets or liabilities.

          TMC and its consolidated subsidiaries                 TMC and its consolidated subsidiaries
          enter into the following hedge                        enter into the following hedge
          transactions: (i) foreign exchange                    transactions: (i) foreign exchange
          forward contracts and foreign currency                forward contracts and foreign currency
          options, primarily to hedge against                   options, primarily to hedge against
          exchange rate fluctuation risks related               exchange rate fluctuation risks related
          to accounts receivable denominated in                 to accounts receivable denominated in
          foreign currencies, primarily the U.S.                foreign currencies, primarily the U.S.
          dollar; (ii) interest rate options,                   dollar; (ii) interest rate options,
          primarily to hedge against interest rate              primarily to hedge against interest rate
          fluctuation risks related to                          fluctuation risks related to
          floating-rate liabilities; and (iii)                  floating-rate liabilities; and (iii)
          interest rate currency swaps and                      interest rate currency swaps and
          interest rate swaps, primarily to hedge               interest rate swaps, primarily to hedge
          against currency and interest rate                    against currency and interest rate
          fluctuation risks related to the                      fluctuation risks related to the
          principal and interest of bond                        principal and interest of bond
          portfolios denominated in foreign                     portfolios denominated in foreign
          currencies and straight bonds issued in               currencies and straight bonds issued in
          foreign currencies.                                   foreign currencies.

          The assessment of hedge effectiveness is              The assessment of hedge effectiveness is
          conducted by comparing the accumulated                conducted by comparing the accumulated
          fluctuation in fair value or cash flow                fluctuation in fair value or cash flow
          of the hedged item and the hedge                      of the hedged item and the hedge
          instrument in the period between the                  instrument in the period between the
          start date of the hedge transaction and               start date of the hedge transaction and
          the day of assessment.                                the day of assessment.

          TMC believes that its exposure to credit              TMC believes that its exposure to credit
          risk is immaterial as the counterparties              risk is immaterial as the counterparties
          of the transactions entered into by TMC               of the transactions entered into by TMC
          and its subsidiaries are diversified                  and its subsidiaries are diversified
          among financial institutions with strong              among financial institutions with strong
          credit profiles. The execution and                    credit profiles. The execution and
          management of hedge transactions are                  management of hedge transactions are
          conducted by the financial department of              conducted by the financial department of
          each company upon obtaining approval                  each company upon obtaining approval
          from directors overseeing the accounting              from directors overseeing the accounting
          and financial operations. The status of               and financial operations. The status of
          these transactions is periodically                    these transactions is periodically
          reported to these overseeing directors.               reported to these overseeing directors.


   (7) Accounting of consumption taxes                     (7) Accounting of consumption taxes

          Consumption tax is computed using the                 Consumption tax is computed using the
          net-of-tax method.                                    net-of-tax method.


5.   The valuation of assets and liabilities            5.   The valuation of assets and liabilities
     of consolidated subsidiaries                            of consolidated subsidiaries

          Assets and liabilities of consolidated                Assets and liabilities of consolidated
          subsidiaries are revalued at their fair               subsidiaries are revalued at their fair
          value not recognizing minority interest               value not recognizing minority interest
          as of the date of acquisition                         as of the date of acquisition


6.   Amortization of goodwill                           6.   Amortization of goodwill

     Goodwill is principally amortized over 5                Goodwill is principally amortized over 5
     years using the straight-line method. If the            years using the straight-line method. If the
     amount of goodwill is immaterial, however, it           amount of goodwill is immaterial, however, it
     is expensed as incurred.                                is expensed as incurred.

     Goodwill recorded in this fiscal year was               Goodwill recorded in this fiscal year was
     expensed as incurred due to its                         expensed as incurred due to its
     immateriality.                                          immateriality.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
            For the year ended March 31, 2002                         For the year ended March 31, 2003
--------------------------------------------------------------------------------------------------------------------
7. Appropriation of retained earnings                   7. Appropriation of retained earnings

     Consolidated Statements of Retained Earnings             Consolidated Statements of Retained Earnings
     and Capital Surplus are prepared based on the            and Capital Surplus are prepared based on
     appropriation of retained earnings approved              the appropriation of retained earnings
     during this fiscal year.                                 approved during this fiscal year
-------------------------------------------------------------------------------------------------------------------
8. Definition of funds on consolidated                  8. Definition of funds on consolidated
   statements of cash flows                                statements of cash flows

     Cash and cash equivalents on the consolidated           Cash and cash equivalents on the consolidated
     statements of cash flows include cash on                statements of cash flows include cash on
     hand, immediately accessible bank deposits,             hand, immediately accessible bank deposits,
     and short-term investments with original                and short-term investments with original
     maturities of 3 months or less, that are                maturities of 3 months or less, that are
     readily convertible into cash and that bear             readily convertible into cash and that bear
     insignificant risk of changes in value.                 insignificant risk of changes in value.
-------------------------------------------------------------------------------------------------------------------
  (Change in Accounting Policy)

--------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
            For the year ended March 31, 2002                         For the year ended March 31, 2003
--------------------------------------------------------------------------------------------------------------------
                                                        1.   Accounting  Standards for Treasury  Stock and the
                                                             Withdrawal of Legal Reserve

                                                             In conjunction with the implementation of
                                                             "Accounting Standards for Treasury Stock and
                                                             the Withdrawal of Legal Reserve" (Financial
                                                             Accounting Standards No. 1) effective from
                                                             April 1, 2002, TMC and its domestic
                                                             subsidiaries have adopted this statement for
                                                             this fiscal year. The adoption of the new
                                                             standard had no material impact on the
                                                             results for this fiscal year.

                                                             In connection with the amendment of the
                                                             Regulations Regarding Consolidated Financial
                                                             Statements, shareholders' equity in the
                                                             consolidated balance sheet and consolidated
                                                             statements of retained earnings and capital
                                                             surplus for this fiscal year have been
                                                             prepared in accordance with the amended
                                                             regulations.
             --------------------------
                                                        2.   Earnings per share

                                                             In conjunction with the implementation of
                                                             "Accounting Standard for Earnings Per Share"
                                                             (Financial Accounting Standards No. 2) and
                                                             "Implementation Guidance of Accounting
                                                             Standard for Earnings Per Share"
                                                             (Implementation Guidance of Financial
                                                             Accounting Standards No. 4) for the year
                                                             beginning on and after April 1, 2002, TMC has
                                                             adopted these statements for this fiscal
                                                             year. The impact due to the adoption of these
                                                             new standards is described in (Per share
                                                             data).
--------------------------------------------------------------------------------------------------------------------
     (Changes in Presentation)


--------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
            For the year ended March 31, 2002                         For the year ended March 31, 2003
--------------------------------------------------------------------------------------------------------------------
                                                            "Commercial papers" is presented as a separate line
                                                            item in the consolidated balance sheet because it
                 -----------------------                    exceeded 5% of the total amount of liabilities,
                                                            minority interests in consolidated subsidiaries and
                                                            shareholders' equity as of March 31, 2003.

                                                            The line item "Other current liabilities" under "Current
                                                            liabilities" in the consolidated balance sheet of the
                                                            previous year included commercial papers in the amount of
                                                            (Yen)952,553 million.
--------------------------------------------------------------------------------------------------------------------

     (Additional Information)

--------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
            For the year ended March 31, 2002                         For the year ended March 31, 2003
--------------------------------------------------------------------------------------------------------------------
                                                            In conjunction with enforcement of the Defined Benefit
                                                            Enterprise Pension Plan Law, TMC, some of its domestic
                                                            consolidated subsidiaries and domestic affiliates accounted for under the equity method received approval from the
                                                            Minister of Health, Labor and Welfare, for exemption from
                                                            the obligation for benefits related to future employee
                                                            service under the substitutional portion. (TMC received the approval on April 1, 2002)

                                                            TMC and these subsidiaries and affiliates applied the
                                                            transitional provision stipulated in paragraph 47-2 of the
                                                            "Practical Guidelines of Accounting for Retirement Benefits
                                                            (Interim Report)" (Accounting Committee Report No. 13 issued
             -----------------------                        by the Japanese Institute of Certified Public Accountants),
                                                            and recognized an extinguishment of retirement benefit
                                                            obligation related to the substitutional portion as of the date of the approval.

                                                            As a result, (Yen)32,341 million was recognized as "Equity in earnings of affiliates" under "Non-operating income", and
                                                            (Yen)235,314 million was recognized as "Gains on return of substitutional portion of employees' pension fund plans"
                                                            under "Extraordinary gains" in this fiscal year.

                                                            Perspective amount to be returned is (Yen)474,400 million as of
                                                            March 31, 2003.
--------------------------------------------------------------------------------------------------------------------

Notes to Consolidated Financial Statements


(Consolidated Balance Sheets)


--------------------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
                      March 31, 2002                                           March 31, 2003
--------------------------------------------------------------------------------------------------------------------------------
1.                                                                  1.

  (*1) Accumulated depreciation of property, plant and                (*1) Accumulated depreciation of property, plant and
  equipment                                                           equipment

                                      (Yen)7,771,307 million                                            (Yen)7,931,514 million


  (*2) Vehicles and delivery equipment include assets under           (*2) Vehicles and delivery equipment include assets under
  lease contracts (Toyota as lessor) in the amounts of                lease contracts (Toyota as lessor) in the amounts of
  (Yen)1,153,861 million.                                             (Yen)1,134,883 million.

  (*3) Assets related to affiliates                                   (*3) Assets related to affiliates

      (Assets)                                                            (Assets)

                                      Yen in millions                                                     Yen in millions
                                     -----------------                                                   -----------------


      Investments in securities                                           Investments in securities
      (Stock)                            1,104,863                        (Stock)                            1,028,941

      Investments in                                                      Investments in
      securities(Bonds)                        304                        securities(Bonds)                        200

      Investments in                                                      Investments in
          securities (Convertible                                             securities (Convertible
          bonds)                            68,005                            bonds)                            48,990
                                     -----------------                                                   -----------------

                   ----------------------                                   (*4) Number of outstanding shares of TMC is
                                                                            3,609,997,492 shares (common share).

                   ----------------------                                   (*5) Number of treasury stock held by TMC, its
                                                                            consolidated subsidiaries, and affiliates accounted
                                                                            for under the equity method is 259,094,384 shares
                                                                            (common stock).

                   ----------------------                                   (*6) Fair value of securities held as collateral of
                                                                            repurchase agreement transactions, which TMC and its
                                                                            consolidated subsidiaries have the right to dispose
                                                                            of, are (Yen)24,999 million.



2.     Assets pledged as collateral and secured liabilities         2.     Assets pledged as collateral and secured liabilities

(1)    Assets pledged as collateral                                 (1)    Assets pledged as collateral


                                      Yen in millions                                                     Yen in millions
                                     -----------------                                                   -----------------


     Notes receivable                        47,007                      Notes receivable                        38,134

     Installment credit from                                             Installment credit from
     dealers                                138,102                      dealers                                 66,013

     Buildings and structures                67,504                      Buildings and structures                58,691

     Machinery and equipment                 18,028                      Machinery and equipment                 12,190

     Land                                   106,072                      Land                                    98,248

     Other                                   20,618                      Other                                   27,445

     -------------------------------------------------                   -------------------------------------------------
        Total                               397,334                         Total                               300,723

(2)      Secured liabilities                                        (2)      Secured liabilities

                                     Yen in millions                                                     Yen in millions
                                     -----------------                                                   -----------------

     Short-term borrowings                  141,136                      Short-term borrowings                  141,136

     Long-term borrowings                    73,220                      Long-term borrowings                    73,220

     Bonds                                  138,102                      Bonds                                  138,102

     -------------------------------------------------                   -------------------------------------------------
        Total                               352,459                         Total                               352,459

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
                      March 31, 2002                                           March 31, 2003
--------------------------------------------------------------------------------------------------------------------------------
3.   Liabilities for guarantees                                     3.   Liabilities for guarantees


                                           Yen in millions                                                  Yen in millions
                                           ---------------                                                -----------------
     Debt guarantees related to the                                      Debt guarantees related to the
     operation of consolidated                                           operation of consolidated
     finance subsidiaries                       783,339                  finance subsidiaries                  841,871

     Other liabilities for guarantees            25,336                  Other liabilities for guarantees       35,619


     Other acts similar to guarantees               34                   Other acts similar to guarantees           13

        Total                                  808,710                      Total                              877,504


4.   Notes receivable                                               4.   Notes receivable


                                           Yen in millions                                                  Yen in millions
                                           ---------------                                                -----------------
     Discounted                                  7,109                   Discounted                             17,343

     Endorsed                                       61                   Endorsed                                   11


5.   Unfunded loans under overdraft contracts and loan              5.   Unfunded loans under overdraft contracts and loan
     commitments                                                         commitments

     Unfunded loans provided by consolidated finance                     Unfunded loans provided by consolidated finance
     subsidiaries under overdraft contracts and loan                     subsidiaries under overdraft contracts and loan
     commitments                                                         commitments

                                      (Yen)731,702 million                                               (Yen)1,306,483 million

     The above funds are not necessarily fully executed, as              The above funds are not necessarily fully executed, as
     some of the overdraft contracts and loan commitments                some of the overdraft contracts and loan commitments
     referred above are contingent upon a satisfactory review            referred above are contingent upon a satisfactory review
     of the creditworthiness of the customer.                            of the creditworthiness of the customer.
--------------------------------------------------------------------------------------------------------------------------------
     (Consolidated Statement of Income)

--------------------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
            For the year ended March 31, 2002                         For the year ended March 31, 2003
--------------------------------------------------------------------------------------------------------------------------------
  *Research and development related expenses included               *Research and development related expenses included


  in general and administrative expenses and                        in general and administrative expenses and
  manufacturing costs are (Yen)592,523 million.                     manufacturing costs are (Yen)671,608 million.
--------------------------------------------------------------------------------------------------------------------------------

     (Consolidated Statements of Cash Flows)

--------------------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
            For the year ended March 31, 2002                         For the year ended March 31, 2003
--------------------------------------------------------------------------------------------------------------------------------
1.   Reconciliation between cash and cash equivalents               1.   Reconciliation between cash and cash equivalents
     presented in the consolidated balance                               presented in the consolidated balance
     sheets                                                              sheets



                                      Yen in millions                                                 Yen in millions
                                      ---------------                                                 ---------------

        Cash and deposits                  707,233                         Cash and deposits                 620,870
        Marketable securities            1,605,460                         Marketable securities           1,661,978
        ---------------------------------------------                      -------------------------------------------
          Total                          2,312,694                             Total                       2,282,848

        Time deposits and securities                                       Time deposits and securities
        with  maturities over 3 months    (624,568)                        with  maturities over 3 months   (659,606)
        ---------------------------------------------                      -------------------------------------------
        Cash and cash equivalents        1,688,126                         Cash and cash equivalents       1,623,241

2. Assets and liabilities of newly consolidated subsidiaries due to the acquisition of shares

     In connection with the consolidation of Hino Motors, Ltd.
     and its subsidiaries, resulting from the acquisition of shares of Hino Motors, Ltd. during FY2002, the following shows the assets and liabilities of Hino Motors, Ltd. and its subsidiaries, the acquisition cost of shares, and the net payment for acquisition.

                                      Yen in millions
                                      ---------------

        Current assets                     381,853

        Fixed assets                       436,295

        Current liabilities               (461,628)

        Long-term liabilities             (157,665)

        Goodwill                            (3,575)

        Minority interest and others      (128,994)
        ------------------------------------------
        Acquisition cost of shares of Hino
          Motors, Ltd.                      66,286
        ------------------------------------------
        Cash and cash equivalents of Hino
          Motors Ltd. and its subsidiares  (36,972)

        Net cash paid for acquisition       29,314



        The above net cash paid for acquisition is included in "Other" under "Cash flows from investing activities".


3.   Significant non-cash transactions                              2.  Significant non-cash transactions

     During FY2002, no non-cash transaction that will have              During FY2002, no non-cash transaction that will have
     a material impact on cash flows in subsequent                      a material impact on cash flows in subsequent
     fiscal years have occurred.                                        fiscal years have occurred.
-----------------------------------------------------------------------------------------------------------------------------

     (Lease)

--------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
            For the year ended March 31, 2002                         For the year ended March 31, 2003
--------------------------------------------------------------------------------------------------------------------
1.   Finance lease transactions not involving a transfer of   1.    Finance lease transactions not involving transfer of
     ownership of leased property to the lessee                     ownership of leased property to the lessee
 (1)  As lessee                                                  (1)     As lessee

   (a)  Amounts equivalent to acquisition cost, accumulate          (a)     Amounts equivalent to acquisition cost, accumulated
        depreciation and book value of leased property                      depreciation and book value of leased property

                                           Yen in millions                                                         Yen in millions

                Acquisition     Accumulated     Book value                               Acquisition     Accumulated     Book value
                  cost            depreciation                                             cost            depreciation

Machinery and   19,711          12,455           7,256                   Machinery and   31,726           8,468          23,257
  equipment                                                                equipment
Vehicles and     1,489             722             767                    Vehicles and    7,232           2,637           4,595
  delivery                                                                 delivery
  equipment                                                                equipment
Other           30,411          17,673          12,738                   Other           39,141          18,287          20,854
        Total   51,613          30,851          20,762                           Total   78,100          29,392          48,707


--------------------------------------------------------------          -----------------------------------------------------------

(b)     The amounts equivalent to the outstanding future lease      (b)     The amounts equivalent to the outstanding future lease
        payments                                                            payments

                                                 Yen in millions                                                    Yen in millions
                                                 ---------------                                                    ---------------
        Due within one year                          9,371                       Due within one year                    8,366

        Due after one year                          13,040                       Due after one year                    49,405
        --------------------------------------------------------                 --------------------------------------------------
        Total                                       22,412                       Total                                 57,772
        --------------------------------------------------------                 --------------------------------------------------

(c)     Lease payments, the amount equivalent to                    (c)     Lease payments, the amounts equivalent to
        depreciation and interest expenses                                  depreciation and interest expenses

                                                 Yen in millions                                                    Yen in millions
                                                 ---------------                                                    ---------------
        Lease payments                               8,855                  Lease payments                             10,887
        Depreciation expenses                        8,055                  Depreciation expenses                       9,830
        Interest expenses                              819                  Interest expenses                           2,987

(d)     Calculation method of the amount equivalent to              (d)     Calculation method of the amount equivalent to
        depreciation expenses                                               depreciation expenses

        The amount equivalent to depreciation expenses is                   The amount equivalent to depreciation expenses is
        calculated based on the straight-line method with no                calculated based on the straight-line method with no
        residual value over the lease term                                  residual value over the lease term

(e)     Calculation method of the amount equivalent to              (e)     Calculation method of the amount equivalent to
        interest expenses                                                   interest expenses

        The amount equivalent to interest expenses is                       The amount equivalent to interest expenses is
        calculated as the difference between the total lease                calculated as the difference between the total lease
        payment and the amount equivalent to acquisition cost               payment and the amount equivalent to acquisition cost
        of the leased property.  The allocation of the amount               of the leased property allocation of the amount
        equivalent to interest expenses to each period is based             equivalent to interest expenses to each period is based
        on the interest method.                                             on the interest method.

-----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
            For the year ended March 31, 2002                         For the year ended March 31, 2003
--------------------------------------------------------------------------------------------------------------------
(2)  As lessor                                                   (2)     As lessor

(a)     Acquisition cost, accumulated depreciation and book         (a)     Acquisition cost, accumulated depreciation and book
        value of leased property included in property, plant                value of leased property, included in property, plant
        and equipment                                                       and equipment

                                           Yen in millions                                                         Yen in millions

                Acquisition     Accumulated     Book value                               Acquisition     Accumulated     Book value
                  cost            depreciation                                             cost            depreciation

Machinery and    30,891         16,900          13,991                   Machinery and     20,530          7,212          13,317
  equipment                                                                equipment
Vehicles and     62,167         32,706          29,461                   Vehicles and      53,045         29,160          23,884
  delivery                                                                 delivery
  equipment                                                                equipment
Other            59,971         30,326          29,644                   Other             44,100         20,077          24,022
        Total   153,030         79,933          73,097                           Total    117,676         56,451          61,224

--------------------------------------------------------------          -----------------------------------------------------------

(b)     The amount equivalent to the outstanding future lease       (b)     The amount equivalent to the outstanding future lease
        income                                                              income

                                                  Yen in millions                                                   Yen in millions
                                                 ---------------                                                    ---------------
        Due within one year                         30,770                       Due within one year                   24,119
        Due after one year                          64,522                       Due after one year                    43,571
        --------------------------------------------------------                 --------------------------------------------------
        Total                                       95,293                       Total                                 67,691
        --------------------------------------------------------                 --------------------------------------------------

(c)     Lease income, depreciation expesnses and the amount         (c)     Lease income, depreciation expenses and the amount
        equivalent to interest                                              equivalent to interest income


                                               Yen in millions                                      Yen in millions
                                               ---------------                                      ---------------
        Lease income                               35,728                   Lease income                    28,384
        Depreciation expenses                      21,252                   Depreciation expenses           19,851
        Interest income                             3,407                   Interest income                 2,806
                                           ------------------                                       ---------------

(d)     Calculation method of the amount                            (d)     Calculation method of the amount
        equivalent to interest income                                       equivalent to interest income

        The amount equivalent to interest income is calculated              The amount equivalent to interest income is calculated
        as the difference between the total  lease income and               as the difference between the total lease income and
        estimated residual value, and  and the acquisition cost of          estimated residual value,  the acquisition cost of
        the leased property.  The allocation of the amount                  the leased property. The allocation of the amount
        equivalent to interest income to each period is based               equivalent to interest income to each period is based
        on the interest method.                                             on the interest method.


2. Operating lease transactions                               2.    Operating lease transactions


(1)    As lessee                                                 (1)     As lessee
       Outstanding future lease payments                                 Outstanding future lease payments

                                               Yen in millions                                         Yen in millions
                                               ---------------                                         ---------------
     Due within one year                           10,451                   Due within one year              9,740
     Due after one year                            34,640                   Due after one year              30,721
     ------------------------------------------------------                 ------------------------------------------
     Total                                         45,092                       Total                       40,461


(2)  As lessor                                                   (3)     As lessor
     Outstanding future lease income                                     Outstanding future lease income

                                                Yen in millions                                        Yen in millions
                                                ---------------                                        ---------------
     Due within one year                          264,478                   Due within one year            281,033
     Due after one year                           335,432                   Due after one year             352,155
     -----------------------------------------------------                  ------------------------------------------
     Total                                        599,910                   Total                          633,189


----------------------------------------------------------------------------------------------------------------------

(Securities)
(FY2002) (March 31, 2002)
                              Marketable Securities
1. Marketable securities held for trading purposes
                                                              (Yen in millions)

        Carrying amount on consolidated balance sheets                    -
        Gains/losses recognized in consolidated statement                 -
        of income


2. Bonds with fair values that are classified as held to maturity securities

                                                                                            (Yen in millions)
-------------------------------------------------------------------------------------------------------------
               Category                                            March 31, 2002
                                      -----------------------------------------------------------------------
                                         Carrying amount on            Fair value                Difference
                                        consolidated balance
                                               sheets

-------------------------------------------------------------------------------------------------------------
  Securities with fair values
  exceeding carrying amounts

    Government bonds, municipal                             -                         -                     -
    bonds and others

    Corporate bonds                                         -                         -                     -

    Others                                                  -                         -                     -

                                      -----------------------------------------------------------------------

    Sub total                                               -                         -                     -

-------------------------------------------------------------------------------------------------------------
  Securities with carrying amounts
  exceeding fair values

    Government bonds, municipal                             -                         -                     -
    bonds and others

    Corporate bonds                                         -                         -                     -

    Others                                                  -                         -                     -

                                      -----------------------------------------------------------------------

    Sub total                                               -                         -                     -

-------------------------------------------------------------------------------------------------------------
                Total                                       -                         -                     -
-------------------------------------------------------------------------------------------------------------

3. Other securities with fair values


                                                                                                 (Yen in millions)
--------------------------------------------------------------------------------------------------------------------
               Category                                              March 31, 2002
                                      ------------------------------------------------------------------------------

                                          Acquisition cost          Carrying amount              Difference

--------------------------------------------------------------------------------------------------------------------

  Securities with carrying amounts
  exceeding acquisition costs
    Equity securities                                 141,237                   325,666                   184,429
    Bonds

      Government bonds, municipal                     424,410                   433,779                     9,369
      bonds and others

      Corporate bonds                                 435,981                   460,338                    24,357

      Others                                                -                         -                         -

    Others                                              4,896                     5,057                       161

                                      ------------------------------------------------------------------------------

    Subtotal                                        1,006,525                 1,224,841                   218,316

--------------------------------------------------------------------------------------------------------------------

  Securities with acquisition  costs
  exceeding carrying amounts
    Equity securities                                 269,391                   263,910                   (5,481)
    Bonds

      Government bonds, municipal                     169,181                   165,209                   (3,972)
      bonds and others

      Corporate bonds                                 319,355                   315,971                   (3,384)

      Others                                                -                         -                         -

    Others                                            386,228                   383,831                   (2,397)

                                      ------------------------------------------------------------------------------

    Subtotal                                        1,144,157                 1,128,921                  (15,236)

--------------------------------------------------------------------------------------------------------------------
                Total                               2,150,682                 2,353,763                   203,081
--------------------------------------------------------------------------------------------------------------------


   Note: Impairment loss recognized for this fiscal year was 29,283 million yen.

4. Held to maturity bond securities sold during this fiscal year (For the year ended March 31,2002)
                                                                                             (Yen in millions)
--------------------------------------------------------------------------------------------------------------------
        Category        Carrying amount of      Selling price   Gain/loss       Reason for sale
                        sold securities
--------------------------------------------------------------------------------------------------------------------
Bonds
     Government bonds, municipal        -               -               -                       -
     bonds and others
     Corporate bonds                    -               -               -                       -
         Others                         -               -               -                       -
--------------------------------------------------------------------------------------------------------------------
                Total                   -               -               -                       -
--------------------------------------------------------------------------------------------------------------------


5. Other securities sold during this fiscal year (For the year ended March 31,2002)

                                                                                                  (Yen in millions)
--------------------------------------------------------------------------------------------------------------------
            Selling price                  Gross amount of gain on sale           Gross amount of loss on sale
--------------------------------------------------------------------------------------------------------------------
                             137,134                                  8,885                                   106
--------------------------------------------------------------------------------------------------------------------

6. Description and carrying amount of securities not practicable to determining fair value

(1) Bonds classified as held to maturity securities
                                                                  (Yen in millions)
      Government bonds, municipal bonds and others                        -
      Corporate bonds                                                     -
      Others                                                              -

   (2) Other securities
                                                                  (Yen in millions)

        Unlisted equity securities                                   43,211
        Unlisted bonds

             Government bonds, municipal bonds and others                 2
             Corporate bonds                                          9,150
             Others                                                       -

        Other unlisted securities                                   723,004

7. Maturity schedule of bonds securities classified as other securities and held to maturity securities
                                                                                                (Yen in millions)
--------------------------------------------------------------------------------------------------------------------
Category                                                               March 31, 2002
--------------------------------------------------------------------------------------------------------------------

                                         Within 1 year    From 1 to 5 years From 5 to 10 years    Over 10 years

--------------------------------------------------------------------------------------------------------------------
  Bonds
     Government bonds, municipal                238,882            350,364              1,978                   -
     bonds and others

     Corporate bonds                            269,942            419,024             75,288                   -

     Others                                           -                  -                  -                   -
  Others                                      1,006,644                252              1,400                   -
--------------------------------------------------------------------------------------------------------------------
                Total                         1,515,469            769,641             78,667                   -
--------------------------------------------------------------------------------------------------------------------

(FY2003) ( March 31, 2003)
                              Marketable Securities
1. Marketable securities held for trading purposes
                                                              (Yen in millions)

        Carrying amount on consolidated balance sheets                       -
        Gains/losses recognized in consolidated statement                    -
        of income



2. Bonds with fair values that are classified as held to maturity securities

                                                                                                 (Yen in millions)
--------------------------------------------------------------------------------------------------------------------
               Category                                              March 31, 2003
                                      ------------------------------------------------------------------------------
                                         Carrying amount on            Fair value                Difference
                                        consolidated balance
                                               sheets

--------------------------------------------------------------------------------------------------------------------
  Securities    with   fair   values
  exceeding carrying amounts

    Government bonds, municipal                             -                         -                         -
    bonds and others

    Corporate bonds                                         -                         -                         -

    Others                                                  -                         -                         -

                                      ------------------------------------------------------------------------------

    Subtotal                                                -                         -                         -

--------------------------------------------------------------------------------------------------------------------
                Total
--------------------------------------------------------------------------------------------------------------------


  Securities with carrying amounts
  exceeding fair values

    Government bonds, municipal                             -                         -                         -
    bonds and others

    Corporate bonds                                         -                         -                         -

    Others                                                  -                         -                         -

                                      ------------------------------------------------------------------------------

    Subtotal                                                -                         -                         -

--------------------------------------------------------------------------------------------------------------------
                Total                                       -                         -                         -
--------------------------------------------------------------------------------------------------------------------


3. Other securities with fair values

                                                                                                 (Yen in millions)
--------------------------------------------------------------------------------------------------------------------
               Category                                              March 31, 2003
                                      ------------------------------------------------------------------------------

                                          Acquisition cost          Carrying amount              Difference

--------------------------------------------------------------------------------------------------------------------

  Securities with carrying amounts
  exceeding acquisition costs
    Equity securities                                 291,823                   415,736                   123,913
    Bonds

      Government bonds, municipal                     568,847                   581,500                    12,653
      bonds and others

      Corporate bonds                                 300,047                   313,203                    13,156

      Others                                                -                         -                         -

    Others                                              1,876                     2,217                       341

                                      ------------------------------------------------------------------------------

    Subtotal                                        1,162,595                 1,312,657                   150,062
--------------------------------------------------------------------------------------------------------------------

  Securities with acquisition  costs
  exceeding carrying amounts
    Equity securities                                  75,360                    71,586                   (3,774)
    Bonds

      Government bonds, municipal                     939,411                   938,476                     (935)
      bonds and others

      Corporate bonds                                 385,425                   383,885                   (1,540)

      Others                                                -                         -                         -

    Others                                            261,021                   260,929                      (92)

                                      ------------------------------------------------------------------------------

    Subtotal                                        1,661,219                 1,654,877                   (6,342)

--------------------------------------------------------------------------------------------------------------------
                Total                               2,823,815                 2,967,534                   143,719
--------------------------------------------------------------------------------------------------------------------

   Note: Impairment loss recognized for this fiscal year was (Yen)52,027 million.


4. Held to maturity bond securities sold during this fiscal year (For the year ended March 31,2003) (Yen in millions)
-----------------------------------------------------------------------------------------------------------------------------
                Category                 Carrying amount of              Selling price   Gain/loss       Reason for sale
                                           sold securities
-----------------------------------------------------------------------------------------------------------------------------
Bonds
Government bonds, municipal                             -                            -          -                -
bonds and others

Corporate bonds                                         -                            -          -                -

Others                                                  -                            -          -                -
-----------------------------------------------------------------------------------------------------------------------------
Total                                                   -                            -          -                -
-----------------------------------------------------------------------------------------------------------------------------


5. Other securities sold during this fiscal year (For the year ended March 31,2003)

                                                                                                  (Yen in millions)
--------------------------------------------------------------------------------------------------------------------
             Selling price                  Gross amount of gain on sale          Gross amount of loss on sale
--------------------------------------------------------------------------------------------------------------------
                              185,753                                 7,580                                   103
--------------------------------------------------------------------------------------------------------------------


6. Description and carrying amount of securities not practicable to determining fair value
        (1) Bonds classified as held to maturity securities

                                                                  (Yen in millions)
      Government bonds, municipal bonds and others                        -

      Corporate bonds                                                     -

      Others                                                              -

   (2) Other securities
                                                                  (Yen in millions)

        Unlisted equity securities                                   55,676
        Unlisted bonds

             Government bonds, municipal bonds and others                 -
             Corporate bonds                                          5,787
             Others                                                       -

        Other unlisted securities                                   237,802


7. Maturity schedule of bonds securities classified as other securities and held to maturity securities

                                                                                                (Yen in millions)
--------------------------------------------------------------------------------------------------------------------
Category                                                                March 31, 2003
--------------------------------------------------------------------------------------------------------------------

                                         Within 1 year    From 1 to 5 years From 5 to 10 years    Over 10 years

--------------------------------------------------------------------------------------------------------------------
Bonds
     Government bonds, municipal                874,332            598,046              2,120              45,993
     bonds and others

     Corporate bonds                            336,473            349,733             15,440                   -

     Others                                           -                  -                  -                   -
  Others                                        398,545                244              3,069                   -
--------------------------------------------------------------------------------------------------------------------
                Total                         1,609,350            948,025             20,631              45,993
--------------------------------------------------------------------------------------------------------------------

(Derivative transaction)

1.  Condition of transactions

                                     FY2002
                        For the year ended March 31, 2002
--------------------------------------------------------------------------------

TMC and its consolidated subsidiaries employ derivative financial instruments, including foreign exchange forward contracts, foreign currency options, interest rate options, interest rate currency swap agreements forward contracts, foreign currency options, interest rate options, interest rate currency swap agreements and interest rate swaps to manage financial risks.

TMC and its consolidated subsidiaries enter into the following hedge transactions: (i) foreign exchange forward contracts and foreign currency options, primarily to hedge against exchange rate fluctuation risks related to accounts receivable denominated in foreign currencies, primarily the U.S. dollar; (ii) interest rate options, primarily to hedge against interest rate fluctuation risks related to floating-rate liabilities; and (iii) interest rate currency swaps and interest rate swaps, primarily to hedge against currency and interest rate fluctuation risks related to the principal and interest of bond portfolios denominated in foreign currencies and bonds issued in foreign currencies.

TMC believes that its exposure to credit risk is immaterial as the counterparties of the transactions entered into by TMC and its subsidiaries are diversified among financial institutions with strong credit profiles.

TMC has established operational policy for derivative transactions, and obtained approval from directors overseeing the accounting and financial operations. The execution and management of hedge transactions are mainly conducted by the financial department of each company. The status of these transactions is periodically reported to these overseeing directors.


                                     FY2003
                        For the year ended March 31, 2003
--------------------------------------------------------------------------------

TMC and its consolidated subsidiaries employ derivative financial instruments, including foreign exchange forward contracts, foreign currency options, interest rate options, interest rate currency swap agreements forward contracts, foreign currency options, interest rate options, interest rate currency swap agreements and interest rate swaps to manage financial risks.

TMC and its consolidated subsidiaries enter into the following hedge transactions: (i) foreign exchange forward contracts and foreign currency options, primarily to hedge against exchange rate fluctuation risks related to accounts receivable denominated in foreign currencies, primarily the U.S. dollar; (ii) interest rate options, primarily to hedge against interest rate fluctuation risks related to floating-rate liabilities; and (iii) interest rate currency swaps and interest rate swaps, primarily to hedge against currency and interest rate fluctuation risks related to the principal and interest of bond portfolios denominated in foreign currencies and bonds issued in foreign currencies.

TMC believes that its exposure to credit risk is immaterial as the counterparties of the transactions entered into by TMC and its subsidiaries are diversified among financial institutions with strong credit profiles.

TMC has established operational policy for derivative transactions, and obtained approval from directors overseeing the accounting and financial operations. The execution and management of hedge transactions are mainly conducted by the financial department of each company. The status of these transactions is periodically reported to these overseeing directors.

2.  Fair value of derivative transactions

         The contract amount, fair value and unrealized gains (losses) of derivative transactions

    (1)  Currency related transactions

                                                                                                                  (Yen in millions)
-----------------------------------------------------------------------------------------------------------------------------------
                                                         FY2002                                           FY2003
                                                     March 31, 2002                                   March 31, 2003
                   Type of         ------------------------------------------------------------------------------------------------
                 transaction                                             Unrealized                                     Unrealized
                                      Contract    Over 1       Fair        gains/     Contract     Over 1      Fair       gains/
                                       amount      year        value       losses      amount       year       value      losses
-----------------------------------------------------------------------------------------------------------------------------------
              Foreign exchange
                forward contracts

                 Selling

                   British pound        8,243         --        (96)        (96)          --          --          --           --

                   Other                2,714         --        (31)        (31)      19,928          --        (280)        (280)

                 Buying
Transactions
 other than        U.S. dollar             --         --          --          --      12,033          --         (47)         (47)
   market
transactions       Other                   --         --          --          --       2,180          --          10           10
              ---------------------------------------------------------------------------------------------------------------------

              Swap transactions

                Receipt in U.S.
                  dollar and payment
                  in Japanese yen      29,274     29,274       (667)       (667)       2,999       2,999          10           10
                Receipt in U.S.
                  dollar and payment
                  in Euro               4,156      4,156       1,517      1,517        4,646          --         324          324

                Other                  42,683     24,810         541        541      137,811      72,900       3,197        3,197
-----------------------------------------------------------------------------------------------------------------------------------
                Total                      --         --          --      1,263           --          --          --        3,214
-----------------------------------------------------------------------------------------------------------------------------------


                         FY2002                                                              FY2003
                     March 31, 2002                                                      March 31, 2003
----------------------------------------------------------------    ----------------------------------------------------------------
Note  1.  Derivative transactions to which the hedge                Note  1.  Derivative transactions to which the hedge
          accounting is applied are not included in the above.                accounting is applied are not included in the above.

      2.  Derivative  transactions allocated to receivables or            2.  Derivative  transactions allocated to receivables or
          payables denominated in foreign currencies in                       payables denominated in foreign currencies in
          accordance with the "Accounting  Standard for                       accordance with the "Accounting Standard for
          Foreign Currency  Transaction,  etc." are not                       Foreign Currency  Transaction,  etc." are not
          included in the above.                                              included in the above.

      3.  The fair values of foreign  exchange forward                    3.  The fair values of foreign exchange forward
          contracts and swap  transactions are calculated by                  contracts and swap  transactions are calculated by
          the discounted cash flow method.                                    the discounted cash flow method.

    (2)  Interest rate related transactions

-----------------------------------------------------------------------------------------------------------------------------------
                                                         FY2002                                           FY2003
                                                     March 31, 2002                                   March 31, 2003
                   Type of         ------------------------------------------------------------------------------------------------
                 transaction                                             Unrealized                                     Unrealized
                                      Contract    Over 1       Fair        gains/     Contract     Over 1      Fair       gains/
                                       amount      year        value       losses      amount       year       value      losses
-----------------------------------------------------------------------------------------------------------------------------------
              Options

                Cap purchased           812,825     772,850    12,224      12,224      1,093,820     673,120      4,022      4,022
             ----------------------------------------------------------------------------------------------------------------------
Transaction   Swap transactions
 other than
   market       Receipt fixed,          606,198     593,198     5,577       5,577        673,027     429,280      9,332      9,332
transaction     payment floating

                Receipt floating,     1,959,721   1,369,465    (5,362)     (5,362)     1,729,098   1,210,595    (40,578)   (40,578)
                payment fixed

                Receipt floating        431,463     165,629        59          59        342,930     296,052        150        150
                payment floating
-----------------------------------------------------------------------------------------------------------------------------------
                Total                        --          --        --      12,498             --          --         --    (27,073)
-----------------------------------------------------------------------------------------------------------------------------------

                         FY2002                                                              FY2003
                     March 31, 2002                                                      March 31, 2003
----------------------------------------------------------------    ----------------------------------------------------------------
Note  1.  Derivative transactions to which the hedge                Note  1.  Derivative transactions to which the hedge
          accounting is applied are not included in the above.                accounting is applied are not included in the above.

      2.  The fair values of option  transactions and swap                2.  The fair values of option transactions and swap
          transactions are calculated by the discounted cash                  transactions are calculated by the discounted cash
          flow method                                                         flow method


(Retirement Benefit Plans)

-------------------------------------------------------------------------------
                                     FY2002
                                 March 31, 2002
-------------------------------------------------------------------------------

1.  Outline of retirement benefit plans

    TMC and domestic consolidated subsidiaries have employee pension funds, qualified pension plans or retirement lump sum plans as defined benefit pension plans. Some foreign consolidated subsidiaries also have defined benefit pension plans. TMC and certain domestic consolidated subsidiaries have employee retirement trusts.

    TMC and consolidated subsidiaries have a total of 256 retirement lump sum plans, 58 employee pension funds, and 147 qualified pension plans as of March 31, 2002 (excluding those which are referred to as joint trust or union plan and those which overlap with the joint trust contracts or union contracts).

2.  Retirement benefit obligation


                                                                Yen in millions
                                                                ---------------

    (1) Benefit obligation                                        (2,535,826)

    (2) Plan assets*                                               1,276,955
    ---------------------------------------------------------------------------
    (3) Funded status ((1)+(2))                                   (1,258,871)

    (4) Unrecognized actuarial loss                                  546,293

    (5) Unrecognized prior service cost
        (reduction of liabilities)                                   (56,485)
    ---------------------------------------------------------------------------
    (6) Net amounts included in the consolidated
        balance sheets ((3)+(4)+(5))                                (769,063)

    (7) Prepayment for retirement benefits                               651
    ---------------------------------------------------------------------------
    (8) Allowance for retirement benefits ((6)-(7))                 (769,714)
    ---------------------------------------------------------------------------


    Note 1. Substitutional portion of employees' pension fund plans in the figures above.

         2 *The plan assets of (Yen)54,543 million allocated by proportion of contributed amount to multiemployer pension plans, where the amount of plan assets cannot be reasonably identified, are not included.

         3 Some consolidated subsidiaries a apply simplified method in calculating their retirement benefit obligation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     FY2002
                        For the year ended March 31, 2002
--------------------------------------------------------------------------------
3.  Retirement benefit cost


                                                                 Yen in millions
                                                                 ---------------
    (1) Service cost *1, *2                                           85,701

    (2) Interest cost                                                 65,670

    (3) Expected return on plan assets                               (33,414)

    (4) Amortization of net actuarial loss                            16,427

    (5) Amortization of prior service cost                            (6,227)

    (6) Employer contribution to the multiemployer pension plans       3,475
    ---------------------------------------------------------------------------
    (7) Retirement benefit cost ((1)+(2)+(3)+(4)+(5)+(6))            131,632
    ---------------------------------------------------------------------------

    Note *1 Plan participants' contribution to the employee pension fund is not included.

         *2 Retirement benefit costs of consolidated subsidiaries applying simplified calculation methods are included in "(1) Service costs".


4.  Assumption

(1) Attribution method of retirement benefit    Mainly benefit magnification
                                                method

(2) Discount rate                               2.5% - 7.25% (TMC 2.5%, domestic
                                                consolidated subsidiaries 2.5%
                                                -3.5%)

(3) Expected return on plan assets              1.5% - 9.0% (TMC 3.0%, domestic
                                                consolidated subsidiaries 1.5%
                                                -5.0%)

(4) Amortization period for unrecognized        1 year - 20 years (mainly based
    prior service cost                          on straight line method over the
                                                average remaining service period
                                                of employees)

(5) Amortization period for unrecognized        2 years - 22 years (mainly based
    actuarial loss                              on straight line method over the
                                                average remaining service period
                                                of employees, will be expensed
                                                starting from the next fiscal
                                                year)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     FY2003
                                 March 31, 2003
--------------------------------------------------------------------------------
1. Outline of retirement benefit plans

    TMC and domestic consolidated subsidiaries have employee pension funds, qualified pension plans or retirement lump sum plans as defined benefit pension plans. Some foreign consolidated subsidiaries also have defined benefit pension plans. TMC and certain domestic consolidated subsidiaries have employee retirement trusts.

    TMC and consolidated subsidiaries have a total of 254 retirement lump sum plans, 56 employee pension funds, and 148 qualified pension plans as of March 31, 2003 (excluding those which are referred to as joint trust or union plan and those which overlap with the joint trust contracts or union contracts).

    In conjunction with the enforcement of the Defined Benefit Enterprise Pension Law, TMC and some domestic consolidated subsidiaries received approval from the Minister of Health, Labor and Welfare for exemption from the obligation for benefits related to future employee service under the substitutional portion. (TMC received the approval on April 1, 2002)

    TMC changed part of lump sum plan to defined contribution pension plan in July, 2002.


2. Retirement benefit obligation


                                                                 Yen in millions
                                                                 ---------------

    (1) Benefit obligation                                         (1,702,469)

    (2) Plan assets*                                                  637,638
    ----------------------------------------------------------------------------
    (3) Funded status ((1)+(2))                                    (1,064,831)

    (4) Unrecognized actuarial loss                                   535,736

    (5) Unrecognized prior service cost (reduction
        of liabilities)                                                (3,974)
    ----------------------------------------------------------------------------
    (6) Net amounts included in the consolidated
        balance sheets ((3)+(4)+(5))                                 (533,069)

    (7) Prepayment for retirement benefits                            106,639
    ----------------------------------------------------------------------------
    (8) Allowance for retirement benefits ((6)-(7))                  (639,708)
    ----------------------------------------------------------------------------

    Note 1 Substitutional portion of employees' pension fund plans is included in the figures above.
            With respect to the return of the substitutional portion of employees' pension fund plans, TMC and some domestic subsidiaries applied the transitional provision stipulated in paragraph 47-2 of the "Practical Guidelines of Accounting for Retirement Benefits (Interim Report)" (Accounting Committee Report No. 13 issued by the Japanese Institute of Certified Public Accountants), and recognized an extinguishment of retirement benefit obligation and plan assets to be returned to the government as of the date of receiving approval from the Minister of Health, Labor and Welfare for exemption from the obligation for benefits related to future employee service under the substitutional portion. Perspective amount to be returned is (Yen) 474,400 million as of March 31, 2003.

         2 *The plan assets of (Yen) 66,645 million allocated by proportion of contributed amount to multiemployer pension plans, where the amount of plan assets cannot be reasonably identified, are not included.

         3 Some consolidated subsidiaries apply a simplified method in calculating their retirement benefit obligation.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     FY2003
                                 March 31, 2003
--------------------------------------------------------------------------------

         4 The impact of partial transition from lump sum pension plan to the defined contribution pension plan is as follows:

                                                                 Yen in millions
                                                                 ---------------
                 Decrease in retirement benefit obligation           47,207

                 Unrecognized actuarial loss                         (3,063)
                 ---------------------------------------------------------------
                 Decrease in allowance for retirement benefit        44,144


            The assets to be transferred to the defined contribution pension plan amounts (Yen) 36,807 million, which is expected to be transferred over 4 years. The amount of (Yen) 27,471 million not yet transferred as of March 31, 2003 was included in other accounts payable ("Accrued expenses and other accounts payable" in current liabilities and "Other" in long-term liabilities).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     FY2003
                        For the year ended March 31, 2003
--------------------------------------------------------------------------------
3. Retirement benefit cost


                                                                 Yen in millions
                                                                 ---------------

    (1) Service cost *1, *2                                          73,538

    (2) Interest cost                                                41,052

    (3) Expected return on plan assets                              (19,022)

    (4) Amortization of net actuarial loss                           25,113

    (5) Amortization of prior service cost                           (2,170)

    (6) Employer contribution to the multiemployer
        pension plans                                                 3,925
    ----------------------------------------------------------------------------
    (7) Retirement benefit cost ((1)+(2)+(3)+(4)+(5)+(6))           122,436
    ----------------------------------------------------------------------------
    (8) Gain on return of the substitutional portion of
        employee pension fund                                      (235,314)

    (9) Gain on transition to defined contribution
        pension plan                                                 (7,336)

   (10) Employer contribution to defined contribution
        pension plan                                                  2,916
    ----------------------------------------------------------------------------
                        Total                                      (117,298)
    ----------------------------------------------------------------------------


   Note 1 Plan participants' contribution to the employee pension fund is not included.

        2 Retirement benefit cost of consolidated subsidiaries applying simplified calculation method is included in "(1) Service cost".


4. Assumption

    (1) Attribution method of retirement     Mainly benefit magnification method
        benefit

    (2) Discount rate                        1.5% - 11.5% (TMC 2.0%, domestic
                                             consolidated subsidiaries 1.5%
                                             -3.5%)

    (3) Expected return on plan assets       1.3% - 10.5% (TMC 2.5%, domestic
                                             consolidated subsidiaries 1.3%
                                             -4.5%)

    (4) Amortization period for              1 year - 20 years (mainly based on
        unrecognized prior service cost      straight line method over the
                                             average remaining service period of
                                             employees)

    (5) Amortization period for              2 years - 22 years (mainly based on
        unrecognized actuarial loss          straight line method over the
                                             average remaining service period of
                                             employees, will be expensed
                                             starting from the next fiscal year)


--------------------------------------------------------------------------------

(Deferred tax)

--------------------------------------------------------------------------------
                                     FY2002
                                 March 31, 2002
--------------------------------------------------------------------------------
1. Significant components of deferred tax assets and liabilities

   Deferred tax assets
                                                                 Yen in millions
                                                                 ---------------

     Allowance for retirement benefits                               279,571

     Accrued expenses                                                104,951

     Property, plant and equipment                                    90,958

     Allowance for product warranty                                   74,645

     Intangible assets                                                54,085

     Inventory adjustment                                             46,735

     Allowance for doubtful accounts                                  27,051

     Operating loss carryforwards for tax purposes                    97,557

     Other                                                           230,736
     ---------------------------------------------------------------------------
     Gross deferred tax assets                                     1,006,289

     Less - valuation allowance                                     (105,119)
     ---------------------------------------------------------------------------
     Total deferred tax assets                                       901,170

   Deferred tax liabilities

     Property, plant and equipment                                  (312,928)

     Unrealized gains on other securities                            (87,495)

     Other                                                           (55,928)
     ---------------------------------------------------------------------------
     Gross deferred tax liabilities                                 (456,351)
     ---------------------------------------------------------------------------
     Net deferred tax assets                                         444,819
     ---------------------------------------------------------------------------

Note Net deferred tax assets are included in the consolidated balance sheets as follows:

                                                                 Yen in millions
                                                                 ---------------

     Current assets - Deferred income taxes                          379,668

     Fixed assets - Deferred income taxes                            465,193

     Current liabilities - Deferred income taxes                      (1,769)

     Long-term liabilities - Deferred income taxes                  (398,273)


2. Reconciliation of the differences between the effective income tax rate and the statutory tax rate

      The reconciliation is omitted because the differences between the effective income tax rate and the statutory tax rate is less than 5 percent of the effective income tax rate.


                            ------------------------

--------------------------------------------------------------------------------
                                     FY2003
                                 March 31, 2003
--------------------------------------------------------------------------------
1.  Significant components of deferred tax assets and liabilities

    Deferred tax assets

                                                                 Yen in millions
                                                                 ---------------

     Allowance for retirement benefits                               195,177

     Accrued expenses                                                121,595

     Property, plant and equipment                                   101,075

     Allowance for product warranty                                   86,753

     Intangible assets                                                47,614

     Inventory adjustment                                             47,558

     Allowance for doubtful accounts                                  40,639

     Operating loss carryforwards for tax purposes                   158,080

     Other                                                           237,966
     ---------------------------------------------------------------------------
     Gross deferred tax assets                                     1,036,457

     Less - valuation allowance                                     (112,791)
     ---------------------------------------------------------------------------
     Total deferred tax assets                                       923,666

    Deferred tax liabilities

     Property, plant and equipment                                  (381,422)

     Unrealized gains on other securities                            (54,489)

     Other                                                           (40,493)
     ---------------------------------------------------------------------------
     Gross deferred tax liabilities                                 (476,404)
     ---------------------------------------------------------------------------
     Net deferred tax assets                                         447,262
     ---------------------------------------------------------------------------
Note Net deferred tax assets are included in the consolidated balance sheets as follows:

                                                                 Yen in millions
                                                                 ---------------

     Current assets - Deferred income taxes                          413,039

     Fixed assets - Deferred income taxes                            446,123

     Current liabilities - Deferred income taxes                      (1,570)

     Long-term liabilities - Deferred income taxes                  (410,330)


2. Reconciliation of the differences between the effective income tax rate and the statutory tax rate

      The reconciliation is omitted because the differences between the effective income tax rate and the statutory tax rate is less than 5 percent of the effective income tax rate.

3. In conjunction with the promulgation of "The law that amends part of local tax regulations that stipulate change of enterprise tax rate" (No.9, 2003
    Law) on March 31, 2003, the effective income tax rate that is used for the calculation of deferred income tax assets and liabilities of TMC and its domestic consolidated subsidiaries as of March 31, 2003, which will be realized on and after April 1, 2004, was changed from 41.3% to 39.9%. As a result, "Deferred income tax" under fixed assets, net of deferred tax liabilities, decreased by (Yen) 8,528 million and "Net unrealized gains on other securities" and "Income tax - deferred" increased by (Yen) 2,539 million and (Yen) 11,067 million, respectively.

(Segment information)

------------------------------------------------------------------------------------------------------------------------------------
  1.  Business Segment Information
         FY2002 (For the year ended March 31, 2002)                                                           (Yen in millions)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Intersegment
                                                                                                   elimination/
                                                       Financial                      Total        Unallocated
                                       Automotive      Services       All other                        amount         Consolidated
-----------------------------------------------------------------------------------------------------------------------------------
1   Revenues/Operating income

     Revenues

    (1) External customers             13,858,017       676,723        571,557      15,106,297             --          15,106,297

    (2) Intersegment revenues or           51,908        16,662        247,912         316,483       (316,483)                 --
        transfers
-----------------------------------------------------------------------------------------------------------------------------------
                 Total                 13,909,926       693,385        819,470      15,422,781       (316,483)         15,106,297
-----------------------------------------------------------------------------------------------------------------------------------
    Operating expenses                 12,831,828       624,727        820,367      14,276,922       (294,095)         13,982,827
-----------------------------------------------------------------------------------------------------------------------------------
    Operating income (loss)             1,078,097        68,657           (896)      1,145,858        (22,387)          1,123,470
-----------------------------------------------------------------------------------------------------------------------------------
2   Segment assets,
    depreciation and
    expenditures for segment
    assets

    Segment assets                      9,458,096     7,069,278        778,650      17,306,025      2,582,911          19,888,937

    Depreciation                          681,049       102,098         20,460         803,607             --             803,607

    Expenditures                          989,445       478,589         40,736       1,508,771             --           1,508,771
-----------------------------------------------------------------------------------------------------------------------------------

Note  1  Reporting segments
           Reporting segments are defined based on the type of products and services provided.

      2  Main products and services of each reporting segment
           Automotive.......Passengers cars, trucks, buses, etc.
           Financial services.......Financing operations, etc.
           All other.......Housing, information technologies, etc.

      3 Unallocated corporate assets included in "Intersegment elimination/ Unallocated amount" is (Yen) 3,016,176 million, and consists primarily of funds such as cash and deposits, marketable securities and portion of investments in securities of TMC.

      4 Consolidated financial statements on non-financial services and financial services businesses

         (a) Consolidated balance sheets on non-financial services and financial services businesses

-------------------------------------------------------------------------------------------------------------------
                                                                                                 FY2002
                                                                                             March 31, 2002
-------------------------------------------------------------------------------------------------------------------
                         Item                                                        Yen in millions    Percentage
-------------------------------------------------------------------------------------------------------------------
(Assets)

   (Non-Financial Services Business)

1  Current assets

      1 Cash and deposits                                                                549,398
      2 Trade notes and accounts receivable                                            1,572,060
      3 Marketable securities                                                          1,601,256
      4 Inventories                                                                    1,022,718
      5 Other                                                                          1,111,902
                                                                                     -----------
          Total current assets                                                         5,857,335            29.5

2  Fixed assets

   (1) Property, plant and equipment                                                   4,353,811            21.9
   (2) Intangible fixed assets
   (3) Investments and other assets
       1 Investments in securities                                                     2,389,376
       2 Long-term loans receivable                                                      399,349
       3 Other                                                                           521,349
                                                                                     -----------
          Total investments and other assets                                           3,310,074            16.6
                                                                                     -----------
          Total fixed assets                                                           7,663,886            38.5
                                                                                     -----------
          Total assets                                                                13,521,221            68.0

        (Financial Services Business)

1  Current assets

      1 Cash and deposits                                                                157,835
      2 Marketable securities                                                              4,204
      3 Installment credits from dealers                                               3,214,276
      4 Other                                                                          1,635,551
                                                                                     -----------
          Total current assets                                                         5,011,868            25.2
  2  Fixed assets
    (1) Property, plant and equipment                                                  1,083,966             5.4
    (2) Intangible fixed assets                                                            4,328             0.0
    (3) Investments and other assets
      1 Investment in securities                                                         252,746
      2 Long-term loans receivable                                                       640,907
      3 Other                                                                             75,461
                                                                                     -----------
          Total investments and other assets                                             969,115             4.9
                                                                                     -----------
          Total fixed assets                                                           2,057,410            10.3
                                                                                     -----------
          Total assets                                                                 7,069,278            35.5

      (Elimination)
          Elimination                                                                   (701,563)           -3.5

      (Consolidated)
                                                                                     -----------
          Total assets                                                                19,888,937           100.0
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                                                                                FY2002
                                                                                            March 31, 2002
-------------------------------------------------------------------------------------------------------------------
                         Item                                                     Yen in millions        Percentage
-------------------------------------------------------------------------------------------------------------------
   (Liabilities)
      (Non-Financial Services Business)
  1  Current liabilities
      1 Trade notes and accounts payable                                               1,475,934
      2 Current portion of bonds                                                         154,150
      3 Short-term borrowings                                                            922,792
      4 Accrued expenses and other accounts payable                                    1,305,518
      5 Income taxes payable                                                             333,171
      6 Other                                                                            392,418
                                                                            -----------------------
          Total current liabilities                                                    4,583,985            23.0
  2  Long-term liabilities
      1 Bonds and convertible bonds                                                      413,808
      2 Long-term borrowings                                                             255,928
      3 Other                                                                            951,092
                                                                            -----------------------
          Total long-term liabilities                                                  1,620,829             8.2
                                                                            -----------------------
          Total liabilities                                                            6,204,815            31.2

      (Financial Services Business)
  1  Current liabilities
      1 Current portion of bonds                                                         866,780
      2 Short-term borrowings                                                            605,697
      3 Accrued expenses and other accounts payable                                      151,310
      4 Income taxes payable                                                               6,133
      5 Other                                                                          1,419,176
                                                                            -----------------------
          Total current liabilities                                                    3,049,099            15.3
  2  Long-term liabilities
      1 Bonds                                                                          2,731,872
      2 Long-term borrowings                                                             477,716
      3 Other                                                                            338,792
                                                                            -----------------------
          Total long-term liabilities                                                  3,548,381            17.9
                                                                            -----------------------
          Total liabilities                                                            6,597,481            33.2
    (Elimination) Elimination                                                          (702,652)            -3.5
                                                                            -----------------------
    (Consolidated) Total liabilities                                                  12,099,644            60.9

                                                                            -----------------------
  (Minority interest in consolidated subsidiaries)
    (Consolidated) Minority interest in                                                  464,220             2.3
          consolidated subsidiaries

  (Shareholders' equity)
        (Consolidated)
  1  Common stock                                                                        397,049             2.0
  2  Capital reserve                                                                     415,150             2.1
  3  Consolidated earned surplus                                                       6,527,956            32.8
  4  Unrealized gain on other securities, net                                            152,809             0.8
  5  Translation adjustments                                                              22,855             0.1
                                                                            -----------------------
                                                                                       7,515,821            37.8
  6  Treasury stock                                                                    (157,766)            -0.8
  7  Treasury stock held by consolidated                                                (32,983)            -0.2
      subsidiaries
                                                                            -----------------------
          Total shareholder's equity                                                   7,325,072            36.8
                                                                            -----------------------
        (Consolidated)
          Total liabilities, minority interest in
        consolidated  subsidiaries and shareholders'                                  19,888,937           100.0
        equity
                                                                            -----------------------

--------------------------------------------------------------------------------

Note   1 Segment assets in non-financial services business include unallocated corporate assets.

       2 "Trade notes and accounts receivable", "Inventories" and "Trade notes and accounts payable" in the financial services business were previously presented as separate line items. However, as these amounts were not material as of March 31, 2003, "Trade notes and accounts receivable" and "Inventories" are included in "Other" in current assets, and "Trade notes and accounts payable" is included in "Other" in current liabilities this year.

     (b) Consolidated statement of income on non-financial services and financial services businesses


--------------------------------------------------------------------------------------------------------------------
                                                                                                 FY2002
                                                                                 For the year ended March 31, 2002
--------------------------------------------------------------------------------------------------------------------
                         Item                                                     Yen in millions        Percentage
--------------------------------------------------------------------------------------------------------------------
      (Non-Financial Services Business)
  1  Net revenues                                                                      14,471,837           100.0
  2  Cost of revenues                                                                  11,113,753            76.8
                                                                            ------------------------
        Gross profit                                                                    3,358,083            23.2
  3  Selling, general and administrative                                                2,273,530            15.7
     expenses
                                                                            ------------------------
        Operating income                                                                1,084,553             7.5
  4  Non-operating income                                                                 277,011             1.9
  5  Non-operating expenses                                                               253,468             1.7
                                                                            ------------------------
        Ordinary income                                                                 1,108,096             7.7
                                                                            ------------------------
        Income  before  income  taxes  and  minority                                    1,108,096             7.7
        interest in consolidated subsidiaries

        Income taxes                                                                      475,184             3.3
        Minority interest in consolidated                                                  16,763             0.1
        subsidiaries
                                                                            ------------------------
        Net income                                                                        616,147             4.3

      (Financial Services Business)
  1  Net revenues                                                                         693,385           100.0
  2  Cost of revenues                                                                     433,085            62.5
                                                                            ------------------------
        Gross profit                                                                      260,299            37.5
  3  Selling, general and administrative                                                  191,641            27.6
     expenses
                                                                            ------------------------
        Operating income                                                                   68,657             9.9
  4  Non-operating income                                                                   6,313             0.9
  5  Non-operating expenses                                                                53,539             7.7
                                                                            ------------------------
        Ordinary income                                                                    21,431             3.1
                                                                            ------------------------
        Income  before  income  taxes  and  minority                                       21,431             3.1
        interest in consolidated subsidiaries

        Income taxes                                                                       13,855             2.0
        Minority interest in consolidated                                                     810             0.1
        subsidiaries
                                                                            ------------------------
        Net income                                                                          6,765             1.0

      (Elimination)
        Elimination                                                                        (7,088)              -

      (Consolidated)
                                                                            ------------------------
        Net income                                                                        615,824               -
                                                                            ------------------------

--------------------------------------------------------------------------------------------------------------------

     (c) Consolidated statement of cash flows on non-financial services and financial services businesses

-------------------------------------------------------------------------------------------------------------------
                                                                                              FY2002
                                                                                For the year ended March 31, 2002
-------------------------------------------------------------------------------------------------------------------
                                      Item                                               Yen in millions
-------------------------------------------------------------------------------------------------------------------
  (Non-Financial Services Business)
  1  Cash flows from operating activities
      1 Income before income taxes and minority interest in
        consolidated subsidiaries                                                             1,108,096
      2 Depreciation                                                                            701,509
      3 Losses on disposal of fixed assets                                                       52,046
      4 Increase in allowance for retirement benefits                                           130,877
      5 Interest and dividend income                                                           (60,453)
      6 Interest expenses                                                                        51,296
      7 Equity in earnings of affiliates                                                       (38,989)
      8 Decrease in trade notes and accounts receivable                                          43,286
      9 Decrease in inventories                                                                   8,588
     10 Increase in trade notes and accounts payable                                             49,513
     11 Other                                                                                 (226,423)
                                                                                -----------------------------
                                   Subtotal                                                   1,819,347
     12 Interests and dividends received                                                         71,907
     13 Interests paid                                                                         (50,781)
     14 Income taxes paid                                                                     (497,431)
-------------------------------------------------------------------------------------------------------------
      Cash flows from operating activities                                                    1,343,042
-------------------------------------------------------------------------------------------------------------
  2  Cash flows from investing activities
      1 Net decrease in time deposits                                                            45,906
      2 Purchases of marketable securities and investments in                                  (426,357)
         securities
      3 Proceeds from sales of marketable securities and investments
         in securities                                                                           58,443
      4 Proceeds on maturity of marketable securities and
         investments in securities                                                              465,001
      5 Additions to property, plant and equipment (excluding vehicles for                    (906,683)
      lease)
      6 Additions to vehicles for lease                                                       (144,556)
      7 Proceeds from sales of property, plant and equipment (excluding
         vehicles for lease)                                                                     54,972
      8 Proceeds from sales of vehicles for lease                                               111,607
      9 Other                                                                                  (56,152)
-------------------------------------------------------------------------------------------------------------
      Cash flows from investing activities                                                    (797,817)
-------------------------------------------------------------------------------------------------------------
  3  Cash flows from financing activities
      1 Net decrease in short-term borrowings                                                  (25,909)
      2 Proceeds from origination of long-term borrowings                                        84,018
      3 Payments for long-term borrowings                                                     (116,031)
      4 Purchase of treasury stock                                                            (282,849)
      5 Dividends paid                                                                         (98,638)
      6 Other                                                                                  (36,463)
-------------------------------------------------------------------------------------------------------------
      Cash flows from financing activities                                                    (475,873)
-------------------------------------------------------------------------------------------------------------
  4  Effect of exchange rate changes on cash and cash equivalents                                24,095
-------------------------------------------------------------------------------------------------------------
  5  Net increase in cash and cash equivalents                                                   93,446
-------------------------------------------------------------------------------------------------------------
  6  Cash and cash equivalents at beginning of year                                           1,453,148
-------------------------------------------------------------------------------------------------------------
  7  Decrease in cash and cash equivalents due to changes in scope of                           (4,654)
      consolidated subsidiaries
-------------------------------------------------------------------------------------------------------------
  8  Cash and cash equivalents at end of year                                                 1,541,940
                                                                                -----------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                                                              FY2002
                                                                                For the year ended March 31, 2002
-------------------------------------------------------------------------------------------------------------------
                                      Item                                               Yen in millions
--------------------------------------------------------------------------------------------------------------------
  (Financial Services Business)
  1  Cash flows from operating activities
      1 Income before income taxes and minority interest in
        consolidated subsidiaries                                                              21,431
      2 Depreciation                                                                          102,098
      3 Equity in earnings of affiliates                                                       23,942
      4 Increase in trade notes and accounts receivable                                     (612,144)
      5 Increase in loans receivable of consolidated finance subsidiaries                    (91,321)
      6 Other                                                                                   4,265
                                                                                ---------------------------
                                   Subtotal                                                 (551,727)
      7 Interests and dividends received                                                        1,350
      8 Income taxes paid                                                                    (19,527)
-----------------------------------------------------------------------------------------------------------
      Cash flows from operating activities                                                  (569,905)
-----------------------------------------------------------------------------------------------------------
  2  Cash flows from investing activities
      1 Net increase in time deposits                                                        (11,077)
      2 Purchases of marketable securities and investments in
         securities                                                                          (241,535)
      3 Proceeds from sales of marketable securities and investments
         in securities                                                                        100,695
      4 Proceeds on maturity of marketable securities and
         investments in securities                                                             39,078
      5 Additions to property, plant and equipment (excluding vehicles for
      lease)                                                                                 (54,719)
      6 Additions to vehicles for lease
      7 Proceeds from sales of property, plant and equipment (excluding                     (422,133)
         vehicles for lease)                                                                   10,147
      8 Proceeds from sales of vehicles for lease                                             296,814
      9 Other                                                                               (147,036)
-----------------------------------------------------------------------------------------------------------
      Cash flows from investing activities                                                  (329,766)
-----------------------------------------------------------------------------------------------------------
  3  Cash flows from financing activities
      1 Net increase in short-term borrowings                                                 207,507
      2 Net increase in commercial papers                                                      85,977
      3 Proceeds from origination of long-term borrowings                                     190,028
      4 Payments for long-term borrowings                                                   (185,670)
      5 Proceeds from issuance of bonds                                                     1,493,896
      6 Payment for redemption of bonds                                                     (820,294)
      7 Other                                                                                  12,000
-----------------------------------------------------------------------------------------------------------
      Cash flows from financing activities                                                    983,445
-----------------------------------------------------------------------------------------------------------
  4  Effect of exchange rate changes on cash and cash equivalents                               8,280
-----------------------------------------------------------------------------------------------------------
  5  Net increase in cash and cash equivalents                                                 92,053
-----------------------------------------------------------------------------------------------------------
  6  Cash and cash equivalents at beginning of year                                            54,132
-----------------------------------------------------------------------------------------------------------
  7  Cash and cash equivalents at end of year                                                 146,185

-----------------------------------------------------------------------------------------------------------
      (Consolidated)
  1  Effect of exchange rate changes on cash and cash equivalents                              32,375
-----------------------------------------------------------------------------------------------------------
  2  Net increase in cash and cash equivalents                                                185,499
-----------------------------------------------------------------------------------------------------------
  3  Cash and cash equivalents at beginning of year                                         1,507,280
-----------------------------------------------------------------------------------------------------------
  4  Decrease in cash and cash equivalents due to changes in scope of                         (4,654)
      consolidated subsidiaries
-----------------------------------------------------------------------------------------------------------
  5  Cash and cash equivalents at end of year                                               1,688,126
-----------------------------------------------------------------------------------------------------------


         FY2003(For the year ended March 31, 2003)                                         (Yen in millions)
-----------------------------------------------------------------------------------------------------------------
                                  Automotive    Financial    All other      Total    Intersegment   Consolidated
                                                services                             elimination/Un
                                                                                   allocated amount
-----------------------------------------------------------------------------------------------------------------
  1 Revenues/Operating income
     Revenues
    (1) External customers        14,788,940      700,961      564,387   16,054,290            -    16,054,290
    (2) Intersegment revenues or      12,337       19,045      307,564      338,947    (  338,947)           -
      transfers
-----------------------------------------------------------------------------------------------------------------
              Total               14,801,278      720,007      871,952   16,393,238    (  338,947)  16,054,290
-----------------------------------------------------------------------------------------------------------------
      Operating expenses          13,468,917      691,486      857,569   15,017,973    (  327,363)  14,690,610
-----------------------------------------------------------------------------------------------------------------
      Operating income (loss)      1,332,360       28,520       14,383    1,375,264    (   11,584)   1,363,679
-----------------------------------------------------------------------------------------------------------------
  2 Segment assets,
    depreciation and
    expenditures for segment
    assets
      Segment assets               9,617,993    7,657,144      857,739   18,132,877    2,609,508    20,742,386
      Depreciation                   722,742      109,151       19,740      851,634            -       851,634
      Expenditures                 1,013,586      470,863       52,708    1,537,157            -     1,537,157
-----------------------------------------------------------------------------------------------------------------

   Note 1 Reporting segments are defined by the type of products and services provided

        2 Main products and services of each reporting segment
          Automotive.........Passenger cars, trucks, buses, etc.
          Financial services............Financing operations, etc.
          All other.........Housing, information technologies, etc.

        3 Unallocated corporate assets included in "Intersegment elimination/Unallocated amount" is (Yen)3,136,008 million, and consists primarily of funds such as cash and deposits, marketable securities and portion of investments in securities of TMC.

   Note 4 Consolidated financial statements on non-financial services and financial services businesses

   (a) Consolidated balance sheets on non-financial services and financial services businesses

-------------------------------------------------------------------------------------------------------------------
                                                                                         FY2003
                                                                                     March 31, 2003
-------------------------------------------------------------------------------------------------------------------
                         I tem                                            Yen in millions             Percentage
-------------------------------------------------------------------------------------------------------------------
  (Assets)
      (Non-Financial Services Business)
  1  Current assets
      1 Cash and deposits                                                         443,913
      2 Trade notes and accounts receivable                                     1,599,344
      3 Marketable securities                                                   1,655,596
      4 Inventories                                                             1,072,947
      5 Other                                                                   1,293,207
                                                                     -----------------------
          Total current assets                                                  6,065,008            29.2
  2  Fixed assets
    (1) Property, plant and equipment                                           4,447,518            21.5
    (2) Investments and other assets
      1 Investments in securities                                               2,422,902
      2 Long-term loans receivable                                                327,945
      3 Other                                                                     590,028
                                                                     -----------------------
          Total investments and other assets                                    3,340,877            16.1
                                                                     -----------------------
          Total fixed assets                                                    7,788,396            37.6
                                                                     -----------------------
          Total assets                                                         13,853,404            66.8

      (Financial Services Business)
  1  Current assets
      1 Cash and deposits                                                         176,957
      2 Marketable securities                                                       6,381
      3 Installment credits from dealers                                        3,320,405
      4 Other                                                                   2,038,920
                                                                     -----------------------
          Total current assets                                                  5,542,664            26.7
  2  Fixed assets
    (1) Property, plant and equipment                                           1,059,466             5.1
    (2) Intangible fixed assets                                                     5,123             0.0
    (3) Investments and other assets
      1 Investments in securities                                                 273,036
      2 Long-term loans receivable                                                610,249
      3 Other                                                                     166,603
                                                                     -----------------------
          Total investments and other assets                                    1,049,889             5.1
                                                                     -----------------------
          Total fixed assets                                                    2,114,479            10.2
                                                                     -----------------------
          Total assets                                                          7,657,144            36.9

      (Elimination)
          Elimination                                                            (768,162)           -3.7

      (Consolidated)
                                                                     -----------------------
          Total assets                                                         20,742,386           100.0
                                                                     -----------------------

------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                                                                 FY2003
                                                                             March 31, 2003
-------------------------------------------------------------------------------------------------------------------
                         Item                                       Yen in millions       Percentage
-------------------------------------------------------------------------------------------------------------------
  (Liabilities)
      (Non-Financial Services Business)
  1  Current liabilities
      1 Trade notes and accounts payable                                1,570,853
      2 Current portion of bonds                                           63,308
      3 Short-term borrowings                                             843,193
      4 Accrued expenses and other accounts payable                     1,235,818
      5 Income taxes payable                                              310,232
      6 Other                                                             713,471
                                                             -----------------------
          Total current liabilities                                     4,736,878            22.8
  2  Long-term liabilities
      1 Bonds and convertible bonds                                       500,400
      2 Long-term borrowings                                              247,730
      3 Other                                                             842,864
                                                             -----------------------
          Total long-term liabilities                                   1,590,995             7.7
                                                             -----------------------
          Total liabilities                                             6,327,874            30.5

      (Financial Services Business)
  1  Current liabilities
      1 Current portion of bonds                                        1,060,727
      2 Short-term borrowings                                             667,814
      3 Commercial papers                                               1,031,271
      4 Accrued expenses and other accounts payable                       154,595
      5 Income taxes payable                                                6,962
      6 Other                                                             483,151
                                                             -----------------------
          Total current liabilities                                     3,404,522            16.4
  2  Long-term liabilities
      1 Bonds                                                           3,019,944
      2 Long-term borrowings                                              510,829
      3 Other                                                             291,392
                                                             -----------------------
          Total long-term liabilities                                   3,822,166            18.4
                                                             -----------------------
          Total liabilities                                             7,226,689            34.8
    (Elimination)Elimination                                             (768,651)           -3.7
                                                             -----------------------
    (Consolidated)Total liabilities                                    12,785,911            61.6

  (Minority interest in consolidated subsidiaries)
    (Consolidated)Minority interest in                                    496,207             2.4
          consolidated subsidiaries

  (Shareholders' equity)
        (Consolidated)
  1  Common stock                                                         397,049             1.9
  2  Capital surplus                                                      418,401             2.0
  3  Retained earnings                                                  7,219,896            34.8
  4  Unrealized gain on other securities, net                              78,630             0.4
  5  Translation adjustments                                             (112,350)           -0.5
  6  Treasury stock                                                      (541,360)           -2.6
                                                             -----------------------
          Total Shareholder's equity                                    7,460,267            36.0
                                                             -----------------------
    (Consolidated)Total liabilities, minority                          20,742,386           100.0
          interest in consolidated subsidiaries and
          shareholders' equity
                                                             -----------------------

-------------------------------------------------------------------------------------------------------------------

   Note 1 Segment assets in non-financial services business include unallocated corporate assets.

        2 "Commercial papers" in the financial services business was previously included in "Other" in current liabilities. Due to the fact that this amount became material as of March 31, 2003, it has been presented as a separate line item.

     (b) Consolidated statement of income on non-financial services and financial services businesses


-------------------------------------------------------------------------------------------------------------------
                                                                                       FY2003
                                                                        For the year ended March 31, 2003
-------------------------------------------------------------------------------------------------------------------
                         Item                                       Yen in millions                  Percentage
-------------------------------------------------------------------------------------------------------------------
      (Non-Financial Services Business)
  1  Net revenues                                                                     15,362,780           100.0
  2  Cost of revenues                                                                 11,730,912            76.4
                                                                            -----------------------
        Gross profit                                                                   3,631,868            23.6
  3  Selling, general and administrative                                               2,279,566            14.8
     expenses
                                                                            -----------------------
        Operating income                                                               1,352,301             8.8
  4  Non-operating income                                                                287,566             1.9
  5  Non-operating expenses                                                              256,878             1.7
                                                                            -----------------------
        Ordinary income                                                                1,382,989             9.0
                                                                            -----------------------
  6  Extraordinary gains
        Gains on return of substitutional
        portion of employees' pension fund plans                   235,314               235,314             1.5

        Income  before  income  taxes  and  minority  ---------------------------------------------
        interest in consolidated subsidiaries                                          1,618,304            10.5

        Income taxes
        Minority interest in consolidated                                                637,385             4.2
        subsidiaries                                                                      53,279             0.3

        Net income                                                          -----------------------
                                                                                         927,639             6.0
      (Financial Services Business)
  1  Net revenues
  2  Cost of revenues                                                                    720,007           100.0
                                                                                         428,327            59.5
        Gross profit                                                        -----------------------
  3  Selling, general and administrative                                                 291,679            40.5
     expenses                                                                            263,158            36.5

        Operating income                                                    -----------------------
  4  Non-operating income                                                                 28,520             4.0
  5  Non-operating expenses                                                               12,773             1.8
                                                                                           9,824             1.4
        Ordinary income                                                     -----------------------
                                                                                          31,468             4.4
        Income  before  income  taxes  and  minority                        -----------------------
        interest in consolidated subsidiaries                                             31,468             4.4

        Income taxes
        Minority interest in consolidated                                                 13,790             1.9
        subsidiaries                                                                         575             0.1
                                                                            -----------------------
        Net income                                                                        17,102             2.4

      (Elimination)
        Elimination                                                                          (71)              -

      (Consolidated)
                                                                            -----------------------
        Net income                                                                       944,671               -
                                                                            -----------------------

-------------------------------------------------------------------------------------------------------------------

     (c) Consolidated statement of cash flows on non-financial services and financial services businesses


-------------------------------------------------------------------------------------------------------------------
                                                                                              FY2003
                                                                                For the year ended March 31, 2003
-------------------------------------------------------------------------------------------------------------------
                                      Item                                               Yen in millions
-------------------------------------------------------------------------------------------------------------------
  (Non-Financial Services Business)
  1  Cash flows from operating activities
      1 Income before income taxes and minority interest in                                         1,618,304
        consolidated subsidiaries
      2 Depreciation                                                                                  742,482
      3 Losses on disposal of fixed assets                                                             53,576
      4 Decrease in allowance for retirement benefits                                               (113,836)
      5 Interest and dividend income                                                                 (55,078)
      6 Interest expenses                                                                              48,748
      7 Equity in earnings of affiliates                                                              (70,649)
      8 Decrease in trade notes and accounts receivable                                                 2,952
      9 Increase in inventories                                                                      (25,842)
     10 Increase in trade notes and accounts payable                                                  105,652
     11 Other                                                                                         150,494
                                                                                -----------------------------------
                                   Subtotal                                                         2,456,804
     12 Interests and dividends received                                                               69,798
     13 Interests paid                                                                               (49,285)
     14 Income taxes paid                                                                            (649,282)
-------------------------------------------------------------------------------------------------------------------
      Cash flows from operating activities                                                          1,828,034
-------------------------------------------------------------------------------------------------------------------
  2  Cash flows from investing activities
      1 Net increase in time deposits                                                                (19,935)
      2 Purchases of marketable securities and investments in                                       (860,913)
         securities
      3 Proceeds from sales of marketable securities and investments                                  146,331
          in securities
      4 Proceeds on maturity of marketable securities and                                             591,922
         investments in securities
      5 Additions to property, plant and equipment (excluding vehicles for                          (964,338)
      lease)
      6 Additions to vehicles for lease                                                             (121,227)
      7 Proceeds from sales of property, plant and equipment (excluding                                52,929
         vehicles for lease)
      8 Proceeds from sales of vehicles for lease                                                      61,222
      9 Other                                                                                        (53,639)
-------------------------------------------------------------------------------------------------------------------
      Cash flows from investing activities                                                        (1,167,647)
-------------------------------------------------------------------------------------------------------------------
  3  Cash flows from financing activities
      1 Net decrease in short-term borrowings                                                       (104,607)
      2 Proceeds from origination of long-term borrowings                                              39,447
      3 Payments for long-term borrowings                                                            (82,090)
      4 Purchase of treasury stock                                                                  (454,611)
      5 Dividends paid                                                                              (109,330)
      6 Other                                                                                          11,982
-------------------------------------------------------------------------------------------------------------------
      Cash flows from financing activities                                                          (699,209)
-------------------------------------------------------------------------------------------------------------------
  4  Effect of exchange rate changes on cash and cash equivalents                                    (34,172)
-------------------------------------------------------------------------------------------------------------------
  5  Net decrease in cash and cash equivalents                                                       (72,995)
-------------------------------------------------------------------------------------------------------------------
  6  Cash and cash equivalents at beginning of year                                                 1,541,940
-------------------------------------------------------------------------------------------------------------------
  7  Cash and cash equivalents at end of year                                                       1,468,944
                                                                                -----------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                                                              FY2003
                                                                                For the year ended March 31, 2003
-------------------------------------------------------------------------------------------------------------------
                                      Item                                               Yen in millions
-------------------------------------------------------------------------------------------------------------------
  (Financial Services Business)
  1  Cash flows from operating activities
      1 Income before income taxes and minority interest in                                            31,468
         consolidated subsidiaries
      2 Depreciation                                                                                  109,151
      3 Equity in earnings of affiliates                                                             (11,317)
      4 Increase in trade notes and accounts receivable                                             (367,213)
      5 Increase in loans receivable of consolidated finance subsidiaries                           (407,186)
      6 Other                                                                                         153,296
                                                                                -----------------------------------
                                   Subtotal                                                         (491,800)
      7 Interests and dividends received                                                                1,766
      8 Income taxes paid                                                                             (8,526)
-------------------------------------------------------------------------------------------------------------------
      Cash flows from operating activities                                                          (498,560)
-------------------------------------------------------------------------------------------------------------------
  2  Cash flows from investing activities
      1 Net increase in time deposits                                                                (12,259)
      2 Purchases of marketable securities and investments in                                       (250,670)
         securities
      3 Proceeds from sales of marketable securities and investments                                   62,444
         in securities
      4 Proceeds on maturity of marketable securities and                                             132,059
         investments in securities
      5 Additions to property, plant and equipment (excluding vehicles for                           (48,465)
        lease)
      6 Additions to vehicles for lease                                                             (419,718)
      7 Proceeds from sales of property, plant and equipment (excluding                                11,144
         vehicles for lease)
      8 Proceeds from sales of vehicles for lease                                                     222,617
      9 Other                                                                                          35,365
-------------------------------------------------------------------------------------------------------------------
      Cash flows from investing activities                                                          (267,482)
-------------------------------------------------------------------------------------------------------------------
  3  Cash flows from financing activities
      1 Net decrease in short-term borrowings                                                        (45,124)
      2 Net increase in commercial papers                                                             159,080
      3 Proceeds from origination of long-term borrowings                                             166,768
      4 Payments for long-term borrowings                                                            (82,508)
      5 Proceeds from issuance of bonds                                                             1,414,564
      6 Payments for redemption of bonds                                                            (830,698)
-------------------------------------------------------------------------------------------------------------------
      Cash flows from financing activities                                                            782,080
-------------------------------------------------------------------------------------------------------------------
  4  Effect of exchange rate changes on cash and cash equivalents                                     (7,925)
-------------------------------------------------------------------------------------------------------------------
  5  Net increase in cash and cash equivalents                                                          8,111
-------------------------------------------------------------------------------------------------------------------
  6  Cash and cash equivalents at beginning of year                                                   146,185
-------------------------------------------------------------------------------------------------------------------
  7  Cash and cash equivalents at end of year                                                         154,297
                                                                                -----------------------------------

-------------------------------------------------------------------------------------------------------------------
      (Consolidated)
  1  Effect of exchange rate changes on cash and cash equivalents                                     (42,098)
-------------------------------------------------------------------------------------------------------------------
  2  Net decrease in cash and cash equivalents                                                       (64,884)
-------------------------------------------------------------------------------------------------------------------
  3  Cash and cash equivalents at beginning of year                                                 1,688,126
-------------------------------------------------------------------------------------------------------------------
  4  Cash and cash equivalents at end of year                                                       1,623,241
                                                                                -----------------------------------

-------------------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------------------
2.  Geographical Segment Information
         FY2002 (For the year ended March 31, 2002)                                         (Yen in millions)
  ------------------------------------------------------------------------------------------------------------------
                                                                       Other             Intersegment
                                                           Europe     foreign     Total  elimination/
                                               North                 countries/           Unallocated
                                   Japan      America                 regions               amount     Consolidated
  ------------------------------------------------------------------------------------------------------------------
   1 Revenues/Operating income
      Revenues
      (1) External customers     6,698,686   5,587,784   1,537,324  1,282,502  15,106,297      -       15,106,297
      (2) Intersegment revenues
           or transfers          3,835,050     244,552      57,137    117,923  4,254,664  (4,254,664)        -

  ------------------------------------------------------------------------------------------------------------------
               Total            10,533,737   5,832,337   1,594,461  1,400,426  19,360,962  (4,254,664) 15,106,297
  ------------------------------------------------------------------------------------------------------------------
        Operating expenses       9,663,410   5,566,687   1,606,867  1,380,671  18,217,637  (4,234,810) 13,982,827
  ------------------------------------------------------------------------------------------------------------------
        Operating income (loss)    870,326     265,649  (   12,405)    19,754   1,143,324  (   19,853)  1,123,470
  ------------------------------------------------------------------------------------------------------------------
   2 Segment assets              9,253,687   6,534,782   1,215,021    960,048  17,963,539   1,925,397  19,888,937
  ------------------------------------------------------------------------------------------------------------------

   Note   1 Reporting segments
              Reporting segments are defined based on geographic proximity. 2 Main countries and regions in each reporting segment
              North America............United States of America, Canada
              Europe............Belgium, Germany, United Kingdom
              Other foreign countries.........Thailand, Australia

          3 Unallocated corporate assets included in "Intersegment elimination/Unallocated amount" is (Yen)3,016,176 million, and consists primarily of funds such as cash and deposits, marketable securities and portion of investments in securities of TMC.




         FY2003 (For the year ended March 31, 2003)                              (Yen in millions)
  ------------------------------------------------------------------------------------------------------------------
                                   Japan       North       Europe      Other      Total   Intersegment  Consolidated
                                              America                 foreign              elimination/
                                                                     countries/            Unallocated
                                                                      regions                amount
  ------------------------------------------------------------------------------------------------------------------
   1 Revenues/Operating income
      Revenues
      (1) External customers     6,990,384   5,973,581   1,505,895  1,584,428  16,054,290           -  16,054,290
      (2) Intersegment
          revenues or transfers  4,274,841     289,118      85,137    111,381   4,760,478  (4,760,478)          -

  ------------------------------------------------------------------------------------------------------------------
              Total             11,265,225   6,262,699   1,591,033  1,695,810  20,814,769  (4,760,478) 16,054,290
  ------------------------------------------------------------------------------------------------------------------
        Operating expenses      10,232,412   5,972,908   1,587,128  1,643,300  19,435,749  (4,745,139) 14,690,610
  ------------------------------------------------------------------------------------------------------------------
        Operating income (loss)  1,032,813     289,791       3,904     52,509   1,379,019  (   15,339)  1,363,679
  ------------------------------------------------------------------------------------------------------------------
   2 Segment assets              9,474,768   6,577,056   1,557,523  1,211,312  18,820,660   1,921,725  20,742,386
  ------------------------------------------------------------------------------------------------------------------

   Note   1 Reporting segments
              Reporting segments are defined based on geographic proximity.
          2 Main countries and regions in each reporting segment
              North America............United States of America, Canada
              Europe............Belgium, Germany, United Kingdom
              Other foreign countries.........Thailand, Australia
          3 Unallocated corporate assets included in "Intersegment
              elimination/Unallocated amount" is (Yen) 3,136,008 million, and consists primarily of funds such as cash and deposits, marketable securities and portion of investments in securities of TMC.
  ------------------------------------------------------------------------------

  ----------------------------------------------------------------------------------------------------------------
  3.  Overseas Revenues
         FY2002 (For the year ended March 31, 2002)                                         (Yen in millions)
  ----------------------------------------------------------------------------------------------------------------
                                      North America          Europe          Other foreign           Total
                                                                           countries/regions
  ----------------------------------------------------------------------------------------------------------------
    1  Overseas revenues                   5,796,721          1,572,732           2,168,685          9,538,139
  ----------------------------------------------------------------------------------------------------------------
    2  Consolidated revenues                                                                        15,106,297
  ----------------------------------------------------------------------------------------------------------------
    3  Ratio of overseas revenues               38.4               10.4                14.3               63.1
        to consolidated revenues
        (%)
  ----------------------------------------------------------------------------------------------------------------

   Note   1 Reporting segments
              Reporting segments are defined based on geographic proximity.

           2 Main countries and regions in each reporting segment
              North America............United States of America, Canada
              Europe............Germany, United Kingdom
              Other foreign countries.........Thailand, Australia

          3 Overseas revenues shows revenues recorded at TMC and its consolidated subsidiaries in countries or regions outside of Japan.

         FY2003 (For the year ended March 31, 2003)                               (Yen in millions)
  ----------------------------------------------------------------------------------------------------------------
                                      North America          Europe          Other foreign           Total
                                                                           countries/regions
  ----------------------------------------------------------------------------------------------------------------
    1  Overseas revenues                   6,243,637          1,547,389           2,666,889         10,457,916
  ----------------------------------------------------------------------------------------------------------------
    2  Consolidated revenues                                                                        16,054,290
  ----------------------------------------------------------------------------------------------------------------
    3  Ratio of overseas revenues               38.9                9.6                16.6               65.1
        to consolidated revenues
        (%)
  ----------------------------------------------------------------------------------------------------------------

   Note   1 Reporting segments
              Reporting segments are defined based on geographic proximity.

          2 Main countries and regions in each reporting segment
              North America............United States of America, Canada
              Europe............Germany, United Kingdom
              Other foreign countries.........Thailand, Australia

          3 Overseas revenues shows revenues recorded at TMC and its consolidated subsidiaries in countries or regions outside of
              Japan.
  ------------------------------------------------------------------------------


     (Related party transactions)
 1 FY2002 (For the year ended March 31, 2002)
    Directors and principal shareholders

------------------------------------------------------------------------------------------------------------------------------
                             Capital                  Voting        Relationship       Description of   Amount  Account  Ending
                            investment                right   -----------------------   Transaction     (*1)             balance
                            (Yen in     Business or   ratio  Interlocking    Business                   (Yen in          (Yen in
             Name   Address  millions)  occupation     (%)    Directorate relationship                millions)          millions)
------------------------------------------------------------------------------------------------------------------------------
           Hiroshi    -         -      Chairman       0.00,       -             -       Donation of      12         -       -
            Okuda                      of TMC,        directly                          monthly
 Director                              Chairman       owned                             office rental
 and/or                                of Japan                                         fee to Japan
 ITS                                   Federation                                       Federation of
 close                                 of                                               Employers'
 relative                              Employers'                                       Associations
                                       Associations                                     (*2)
          --------------------------------------------------------------------------------------------------------------------
           Kosuke     -         -      Vice           0.00,       -             -       Sale of one      37         -       -
           Ikebuchi                    Chairman       directly                          house in
                                       of TMC         owned                             Celsio Square
                                                                                        Nisshin B
                                                                                        (*3)
          --------------------------------------------------------------------------------------------------------------------
           Akihiko    -         -      Vice           0.00,       -             -       Loan of          -     Long-term    770
           Saito                       President      directly                          construction           loans
                                       of TMC,        owned                             cost to                receivable
                                                                                        Toyota
                                       Chairman of                                      Automotive
                                       Toyota                                           Engineering
                                       Automotive                                       College of     interest
                                       Engineering                                      Nagoya         (income)
                                       College                                          (*2, *4)         7          -       -
                                       of Nagoya
          --------------------------------------------------------------------------------------------------------------------
           Kazushi    -         -      Vice           0.00,       -             -       The following
           Iwatsuki                    President      directly                          transactions
                                       of TMC         owned                             with Toyota
                                                                                        Automotive
                                       Chairman of                                      Engineering
                                       Toyota                                           College of
                                       Automotive                                       Tokyo:
                                       Engineering                                      (*2, *4)
                                       College
                                       of Tokyo                                         Lease of laud    17    -            -

                                                                                        Donation of
                                                                                        construction
                                                                                        cost             304   -            -
          --------------------------------------------------------------------------------------------------------------------
           Mitsuo     -         -      Managing       0.00,       -             -       The following
           Kinoshita                   Director of    directly                          transactions
                                       TMC,           owned                             with
                                                                                        Toyota Health
                                       Chairman of                                      Insurance
                                       Toyota                                           Society :
                                       Health                                           (*4, *5)
                                       Insurance                                        Payments for
                                       Society                                          part of
                                                                                        medical
                                                                                        treatment fees
                                                                                        Purchase of
                                                                                        buildings and    303   -            -
                                                                                        structures       1,200 -            -
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                             Capital                  Voting        Relationship       Description of   Amount  Account  Ending
                            investment                right   -----------------------   Transaction     (*1)             balance
                            (Yen in     Business or   ratio  Interlocking    Business                   (Yen in          (Yen in
             Name   Address  millions)  occupation     (%)    Directorate relationship                millions)          millions)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                      -         -      Honorary       0.42,       -             -       Donation of      400   Other        1,200
                                       Chairman       directly                          construction           accounts
                                       and            owned                             cost to                payable
                                       Director                                         Japan
                                       of                                               Association
                                       TMC                                              for the
                                                                                        2005 World
                                       Chairman of                                      Exposition
                                       Japan                                            (*2)
           Shoichiro                   Association
           Toyoda                      for the
                                       2005 World
                                       Exposition
                     ---------------------------------------------------------------------------------------------------------
                      -         -      Honorary       0.42,       -             -       Contribution of    3        -       -
                                       Chairman       directly                          supporting fees
                                       and            owned                             to Japan Techno-
                                       Director                                         Economics
                                       of                                               Society (*2)
                                       TMC

                                       Chairman of
                                       Japan
                                       Techno-Econo-
                                       mics Society

                     ---------------------------------------------------------------------------------------------------------
                      -         -      Honorary       0.42,       -             -       Donation of      5          -       -
                                       Chairman       directly                          the
                                       and            owned                             operational
                                       Director                                         fund to
                                       of                                               Toyota
                                       TMC                                              Physical &
                                                                                        Chemical
                                       Chairman                                         Research
                                       of                                               Institute
                                       Toyota                                           (*2)
                                       Physical &
                                       Chemical
                                       Research
                                       Institute

------------------------------------------------------------------------------------------------------------------------------

     Note *1   Transaction amount does not include consumption tax.
          *2   The transaction was made by each described person as the
               representative of the third party, and the amount of transaction was well-determined by considering the relationship with and the requests from the third party.
          *3   Price was determined based on the condition of the normal
               transaction.
          *4   The transaction was made by each described person as the
               representative of the third party, and price was determined based on the condition of the normal transaction.
          *5   The transaction was made by each described person as the
               representative of the third party, and the amount of payments for part of medical treatment fees was determined based on the medical treatment agreement between the Toyota Health Insurance
               Society and TMC.

 2 FY2003 (For the year ended March 31, 2003)
   Directors and principal shareholders


------------------------------------------------------------------------------------------------------------------------------
                             Capital                  Voting        Relationship       Description of   Amount  Account  Ending
                            investment                right   -----------------------   Transaction     (*1)             balance
                            (Yen in     Business or   ratio  Interlocking    Business                   (Yen in          (Yen in
             Name   Address  millions)  occupation     (%)    Directorate relationship                millions)          millions)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
           Hiroshi    -         -      Chairman of    0.00,       -             -       Donation         6          -       -
           Okuda                       TMC,           directly                          of monthly
                                                      owned                             office
                                       Chairman of                                      rental fee
 Director                              Japan                                            to Japan
 and/or                                Federation                                       Federation
 their                                 of                                               of
 family                                Employers'                                       Employers'
 members                               Associations                                     Associations
                                                                                        (*2)

                                ------------------------------------------------------------------------------------------------
                      -         -      Chairman of    0.00,       -             -       Free lease of    1          -       -
                                       TMC,           directly                          one picture
                                                      owned                             based on the
                                       Japan                                            lease agreement
                                       Federation                                       to Japan
                                       of                                               Federation
                                       Economic                                         of
                                       Organizations                                    Economic
                                                                                        Organization
                                                                                        (*2)
          ---------------------------------------------------------------------------------------------------------------------
           Akihiko    -         -      Vice           0.00,       -             -       Loan of             -               770
           Saito                       President      directly                          construction           Long-term
                                       of TMC         owned                             cost to                loans
                                                                                        Toyota
                                       Chairman of                                      Automotive
                                       Toyota                                           Engineering
                                       Automotive                                       College of
                                       Engineering                                      Nagoya        (interest
                                       College of                                       (*2, *3)      income)
                                       Nagoya                                                                7      -       -
          ---------------------------------------------------------------------------------------------------------------------
           Kazushi    -         -      Vice           0.00,       -             -       The
           Iwatsuki                    President      directly                          following
                                       of TMC,        owned                             transactions
                                                                                        with
                                       Chairman                                         Toyota
                                       of                                               Automotive
                                       Toyota                                           Engineering
                                       Automotive                                       College of
                                       Engineering                                      Tokyo:
                                       College of                                       (*2, *3)
                                       Tokyo
                                                                                        Lease of             16     -       -
                                                                                        land

                                                                                        Donation            422     -       -
                                                                                        of
                                                                                        construction
                                                                                        cost
          ---------------------------------------------------------------------------------------------------------------------
           Mitsuo     -         -      Managing       0.00,       -             -       The
           Kinoshita                   Director of    directly                          following
                                       TMC,           owned                             transactions
                                                                                        with Toyota
                                       Chairman of                                      Health
                                       Toyota                                           Insurance
                                       Health                                           Society: (*4)
                                       Insurance                                        Payments
                                       Society                                          for
                                                                                        part of
                                                                                        medical
                                                                                        treatment
                                                                                        fees                280     -       -

-------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------
                             Capital                  Voting        Relationship       Description of   Amount  Account  Ending
                            investment                right   -----------------------   Transaction     (*1)             balance
                            (Yen in     Business or   ratio  Interlocking    Business                   (Yen in          (Yen in
             Name   Address  millions)  occupation     (%)    Directorate relationship                millions)          millions)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                      -         -      Honorary       0.44,       -             -       Donation of      400   Other        800
                                       Chairman       directly                          construction           accounts
                                       and            owned                             cost to                payable
                                       Director                                         Japan
                                       of                                               Association
                                       TMC                                              for
                                                                                        the 2005
                                       Chairman of                                      World
                                       Japan                                            Exposition
           Shoichiro                   Association                                      (*2)
           Toyoda                      for the
                                       2005  World
                                       Exposition
                     ----------------------------------------------------------------------------------------------------------
                      -         -      Honorary       0.44,       -             -       Donation         5          -       -
                                       Chairman       directly                          of the
                                       and            owned                             operational
                                       Director                                         fund to
                                       of                                               Toyota
                                       TMC                                              Physical &
                                                                                        Chemical
                                       Chairman                                         Research
                                       of Toyota                                        Institute
                                       Physical &                                       (*2)
                                       Chemical
                                       Research
                                       Institute
                     ----------------------------------------------------------------------------------------------------------
                      -         -      Honorary       0.44,       -             -     Contribution             2    -       -
                                       Chairman       directly                        for
                                       and            owned                           the
                                       Director                                       symposium
                                       of                                             of  Japan-
                                       TMC                                            China
                                                                                      Organization
                                       Chairman of                                    for
                                       Japan-China                                    Science &
                                       Organization                                   Industrial
                                       for                                            Technology
                                       Science   &                                    Exchange
                                       Industrial                                     Association
                                       Technology                                     (*2)
                                       Exchange
                                       Association
-------------------------------------------------------------------------------------------------------------------------------

     Note *1   Transaction amount does not include consumption tax.

          *2 The transaction was made by each described person as the representative of the third party, and the amount of transaction was well-determined by considering the relationship with and the requests from the third party.

          *3 The transaction was made by each described person as the representative of the third party, and price was determined based on the condition of the normal transaction.

          *4 The transaction was made by each described person as the representative of the third party, and the amount of payments for part of medical treatment fees was determined based on the medical treatment agreement between the Toyota Health Insurance Society and TMC.

     (Supplemental information schedule for consolidated financial statements)
          (Bonds)

--------------------------------------------------------------------------------------------------------------------
                                                      March 31,     March 31,    Interest
     Issued by        Item               Issued date  2002 (Yen     2003 (Yen in  rate    Collateral   Maturity
                                                      in millions)  millions)      (%)      (Y/N)       date
--------------------------------------------------------------------------------------------------------------------

 Toyota Motor        Unsecured straight   July 22,       114,150        -         6.25        N       July 22,
 Corporation         bond,                  1997         [1,000                                          2002
                     payable in U.S.                     million
                     dollars (note)1                  U.S. dollars]
                     -----------------------------------------------------------------------------------------------
                     Unsecured straight   Feb. 19,        50,000        50,000    3.00        N       Feb. 19,
                     bond,                  1998                                                        2018
                     payable in yen
                     -----------------------------------------------------------------------------------------------
                     Unsecured straight   Feb. 19,
                     bond,                  1998         150,000       150,000    2.35        N       Feb. 19,
                     payable in yen                                                                     2008
                     -----------------------------------------------------------------------------------------------
                     Unsecured straight
                     bond,                July 30,        50,000        49,900    1.40        N       July 30,
                     payable in yen         1998                       (49,900)                         2003
                     -----------------------------------------------------------------------------------------------
                     Unsecured straight
                     bond,                July 30,       100,000       100,000    2.03        N       July 30,
                     payable in yen         1998                                                        2008
                     -----------------------------------------------------------------------------------------------
                     Unsecured straight
                     bond,                Sep. 21,        50,000        50,000    2.07        N       Sep. 20,
                     payable in yen         1998                                                        2010
                     -----------------------------------------------------------------------------------------------
                     Unsecured straight   Sep. 5,             -        150,000    1.33        N       Sep. 20,
                     bond,                  2002                                                        2012
                     payable in yen
--------------------------------------------------------------------------------------------------------------------
 Daihatsu Motor,     Unsecured            April 12,       13,308        13,308    0.45        N       Sep. 30,
 Co., Ltd.           convertible bond       1996                       (13,308)                         2003
                     (note)2
--------------------------------------------------------------------------------------------------------------------
 Hino Motors,        Unsecured straight     1998          40,000             -    2.50        N         2002
 Ltd.                bond                                                          to                    to
                                                                                  2.60                  2003
--------------------------------------------------------------------------------------------------------------------
 Toyota Finance      Straight bonds         1999         150,000       219,990    0.27        N         2004
 Corporation                                 to                                    to                    to
                                            2002                                  1.15                  2007
--------------------------------------------------------------------------------------------------------------------
 Kantou Seat         Unsecured straight    Dec. 26,          500           500    0.75        N       Dec. 26,
 Industry Co.,       bond                   2001                                                        2005
 Ltd.
--------------------------------------------------------------------------------------------------------------------
 *1                  Straight bonds        1997         675,058       709,274    0.63        N         2003
                       issued by             to                       (264,642)    to                    to
                     consolidated          2003         [2,076        [2,168     7.00                  2008
                     subsidiaries                     U.S. million    million
                       (note)1                           dollars,       U.S.
                                                          1,668       dollars,
                                                         million       3,082
                                                          Swiss       million
                                                          frans,       Swiss
                                                       300 million     frans,
                                                        Canadian   300 million
                                                        dollars]     Canadian
                                                                      dollars]
--------------------------------------------------------------------------------------------------------------------
 Toyota Motor        Straight bond        Sep. 20,       138,102        66,013    4.14        Y       Dec. 20,
 Credit              (note)1               2001         [1,036          [549                           2005
 Corporation                                            million       million
                                                     U.S. dollars] U.S. dollars]

--------------------------------------------------------------------------------------------------------------------
 *2                  Medium-term notes     1996         2,635,491     3,085,393    0.01        N         2003
                     of consolidated        to                        (796,185)     to                    to
                     subsidiaries          2003         [13,126       [14,852      7.59                  2013
                     (note)1                          million U.S.    million
                                                        dollars,   U.S. dollars,
                                                         2,167         5,149
                                                        million       million
                                                         Euros,        Euros,
                                                         1,300       1,204
                                                        million       million
                                                        Canadian       Norway
                                                        dollars        Crone,
                                                       and other]    and other]
--------------------------------------------------------------------------------------------------------------------
       Total                   -             -         4,166,610     4,644,379      -            -          -
--------------------------------------------------------------------------------------------------------------------

     Note 1    Amount in foreign currencies are in [ ].

          2    Details regarding convertible bond is as follows;

             ------------------------------------------------------------------------------------------------------
                    Item           Conversion period     Conversion price  Shares to be issued        Amount
             ------------------------------------------------------------------------------------------------------
               Daihatsu             May 1, 1996 to         (Yen) 672            Common stock       (Yen) 336/share
               Motor,               Sep. 29, 2003
               Co.,Ltd.
               Unsecured
               convertible
               bond
             ------------------------------------------------------------------------------------------------------

          3   Amount expected to be matured within one year is disclosed in ( ).

          4   *1: Disclosed is the total of bonds issued by Toyota Motor Credit
                  Corporation and Toyota Credit Canada Inc.

              *2: Disclosed is the total of bonds issued by Toyota Motor Credit Corporation, Toyota Credit Canada Inc, Toyota Motor Finance (Netherlands) B.V. Toyota Finance Australia Ltd. and Toyota Finance New Zealand Ltd.

          5 The aggregate amounts of annual maturities of long-term bouds outstanding as of March 31, 2003 are as follows:

             ------------------------------------------------------------------------------------------------------
               Within one year    From 1 to 2 years    From 2 to 3 years   From 3 to 4 years   From 4 to 5 years
              (Yen in millions)   (Yen in millions)    (Yen in millions)   (Yen in millions)   (Yen in millions)
             ------------------------------------------------------------------------------------------------------
                      1,124,035             848,219              699,223             375,417             812,904
             ------------------------------------------------------------------------------------------------------

          (Borrowings)

--------------------------------------------------------------------------------------------------------------------
                                      March 31, 2002     March 31, 2003   Average interest         Maturity
                                     (Yen in millions) (Yen in millions)        rate
                                                                                (%)
--------------------------------------------------------------------------------------------------------------------
  Short-term borrowings                       956,328           810,254         2.04                   -
--------------------------------------------------------------------------------------------------------------------
  Current portion of long-term                148,036           155,988         3.09                   -
  borrowing
--------------------------------------------------------------------------------------------------------------------
  Long-term borrowing (excluding              481,007           573,767         3.15             2004 to 2061
  current portion)
--------------------------------------------------------------------------------------------------------------------
  Other liabilities with                      952,553         1,080,613         1.52                   -
  interest payment
   Commercial papers
   (current portion)
--------------------------------------------------------------------------------------------------------------------
               Total                        2,537,925         2,620,624           -                    -
--------------------------------------------------------------------------------------------------------------------

     Note 1 Average interest rate is calculated as the weighted average rate of loans as of March 31, 2003.
          2 The aggregate amounts of annual maturities of long-tern borrowings outstanding as of March 31, 2003 are as follows:

             ------------------------------------------------------------------------------------------------------
                                  From 1 to 2 years    From 2 to 3 years   From 3 to 4 years   From 4 to 5 years
                                  (Yen in millions)    (Yen in millions)   (Yen in millions)   (Yen in millions)
             ------------------------------------------------------------------------------------------------------
               Long-term                    165,175               76,040              57,524              41,694
               borrowings
             ------------------------------------------------------------------------------------------------------


          (2)  Other

               On July 12, 1999, the U.S. Department of Justice, acting on behalf of the U.S. Environmental Protection Agency, filed a lawsuit against Toyota Motor Sales U.S.A., Inc., a consolidated subsidiary of TMC (on November 22,1999, TMC and Toyota Technical Center U.S.A., Inc., a consolidated subsidiary of TMC, were added as defendants) for alleged defects in the fuel evaporative emission leak monitors installed on approximately 2.2 million 1996-1998 model year vehicles sold by TMS in the U.S. in violation of the Clean Air Act.

               On March 6, 2003, TMC (as representatives for all the defendants) reached a settlement agreement with the federal government concerning this litigation, and the federal government filed the agreement with the court. After revising the agreement based on comments from the public, the approval of the court will be sought. TMC does not expect this matter to have material effect on its financial position or business results.

(Per Share Data)

--------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
            For the year ended March 31, 2002                         For the year ended March 31, 2003
--------------------------------------------------------------------------------------------------------------------
   Net assets per share                                      Net assets per share

   (Yen)2,059.94                                             (Yen)2,226.34

   Basic net income per share                                Basic net income per share

   (Yen)170.69                                               (Yen)272.75

   Diluted net income per share                              Diluted net income per share

   (Yen)170.69                                               (Yen)272.73


                                                             TMC has adopted  "Accounting  Standard  for  Earnings
                                                             Per Share" (Financial  Accounting Standards No.2) and
                                                             "Implementation  Guidance of Accounting  Standard for
                                                             Earnings  Per  Share"  (Implementation   Guidance  of
                                                             Financial   Accounting  Standards  No.  4)  for  this
                                                             fiscal year.
                                                             The following  represents  the per share data for the
                                                             year ended March 31,  2003,  as if it was  calculated
                                                             based on the previous method.

                                                             Net assets per share

                                                             (Yen)2,192.85

                                                             Basic net income per share

                                                             (Yen)269.48

                                                             Diluted net income per share

                                                             (Yen)269.48


--------------------------------------------------------------------------------------------------------------------

Note Basis for the calculation of basic and diluted net income per share are as follows:

--------------------------------------------------------------------------------------------------------------------
                                                              FY2002                           FY2003
                                               For the year ended March 31, 2002   For the year ended March 31, 2003
                                                         (Yen in millions)                (Yen in millions)
--------------------------------------------------------------------------------------------------------------------
 Basic net income per share
--------------------------------------------------------------------------------------------------------------------
     Net income                                                           -                          944,671
--------------------------------------------------------------------------------------------------------------------
     The  amount  not   attributed   to  common                           -                            2,382
       shareholders
--------------------------------------------------------------------------------------------------------------------
       (Bonuses to the  directors  based on the
          appropriation   of  earnings,   inner                           -                            2,382
          amount)
--------------------------------------------------------------------------------------------------------------------
     Net income attributed to common shares                               -                          942,289
--------------------------------------------------------------------------------------------------------------------
     Weighted-average  number of common  shares                           - share              3,454,704,711 shares
       during the period
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
  Diluted net income per share
--------------------------------------------------------------------------------------------------------------------
     The amount adjusted to net income                                    -                              (52)
--------------------------------------------------------------------------------------------------------------------
     (The amount  resulting from the changes in
          equity   ownership  of  TMC  and  the
          decreased    amount    in    interest                           -                              (52)
          expenses of the  subsidiaries,  inner
          amount)
--------------------------------------------------------------------------------------------------------------------
     Increase in number of common shares                                  - share                     21,577 shares
--------------------------------------------------------------------------------------------------------------------
     (The  number of  common  shares to be used
          for  the  stock   option  plan  under
          Articles   280-20   and   280-21   of                           - share                     21,577 shares
          Japanese   Commercial   Code,   inner
          amount)
--------------------------------------------------------------------------------------------------------------------
  The  description  of shares not  included  in                           -          The  shares  to be used  for the
  the  calculation  of  diluted  net income per                                      stock   option   plan   under
  share due to anti-dilutive effect                                                  Article   210-2  of  the  old
                                                                                     Japanese Commercial Code
                                                                                                  1,941,000 shares

                                                                                     Unsecured warrant bonds
                                                                                                   116,400 shares
--------------------------------------------------------------------------------------------------------------------


(Subsequent Events)

--------------------------------------------------------------------------------------------------------------------
                          FY2002                                                   FY2003
            For the year ended March 31, 2002                         For the year ended March 31, 2003
--------------------------------------------------------------------------------------------------------------------
  In conjunction with the enforcement of the "Defined
  Benefit Enterprise Pension Plan Law", TMC and some of
  its domestic consolidated subsidiaries and domestic
  affiliates accounted for under the equity method
  received approval from the Minister of Health, Labour
  and Welfare for exemption from the obligation for
  benefits related to future employee service under the                               -
  substitutional portion of the employee pension fund.
  (TMC received the approval on April 1, 2002)

         TMC and these subsidiaries and affiliates applied transitional provision stipulated in paragraph 47-2 of the "Practical Guidelines of Accounting for Retirement Benefits (Interim Report)"
  (Accounting Committee Report No. 13 issued by the
  Japanese Institute of Certified Public Accountants), and recognized an extinguishment of retirement benefit obligation related to the substitutional portion as of the date of the approval.

         As a result, TMC anticipates to account for the impact of (Yen)189,628 million (forecast) as "Extraordinary gain" and "Equity in earnings of affiliates" in the next consolidated fiscal year.


--------------------------------------------------------------------------------------------------------------------